As filed with the Securities and Exchange Commission on July 11, 2011

Registration Statement No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	87-0638336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6425 Abrams, Ville Saint Laurent
Quebec, H4S 1X9 Canada
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Horst Zerbe
Chief Executive Officer
IntelGenx Technologies Corp.
6425 Abrams, Ville Saint Laurent
Quebec, H4S 1X9 Canada
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:
Richard Raymer
Hodgson Russ LLP
150 King Street West, Suite 2309
Toronto, Ontario M5H 1J9 Canada
Tel: (416) 595-5100

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [_]	Accelerated filer [_]

Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed		Proposed
	Amount		Maximum		Maximum		Amount of
	to be		Offering Price		Aggregate		Registration
Title of Each Class of Securities to be Registered	Registered		Per Unit (4)		Offering Price		Fee

Common stock, $.00001 par value per share (1)	4,821,342		$0.80		$3,857,073.60		$447.81
Common stock underlying warrants, par value $.00001 per share (2)	2,748,165		$0.80		$2,198,532.00		$255.25
Common stock purchase warrants (3)	2,748,165	$	---	$	---	$	---
Total:	7,569,507 shares		$0.80		$6,055,605.60		$703.06
	2,748,165 warrants		---		---		---

(1) Represents shares of common stock, par value $.00001.

(2) Represents shares of common stock underlying warrants to purchase shares of common stock, par value $.00001.

(3) Represents common stock purchase warrants exercisable at $0.74, subject to adjustment, expiring June 20, 2014.

(4) The price was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of our common stock as reported on the over-the-counter bulletin board on July 1, 2011, a date within five business days prior to the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JULY 11, 2011

INTELGENX TECHNOLOGIES CORP.

7,569,507 Shares of Common Stock and 2,748,165 Warrants Offered by Selling Security Holders

This prospectus relates to the sale by the selling security holders listed herein of up to 7,569,507 shares of our common stock, par value $.00001 per share, and 2,748,165 common stock purchase warrants of our company. The securities being registered were purchased by the selling security holders in concurrent private placements completed on June 21, 2011 in the United States and Canada. For a complete description of the private placements, please see the section below entitled “Description of the June 2011 Private Placements”.

The securities being registered include shares of outstanding common stock, common stock purchase warrants exercisable at $0.74 per share, subject to adjustment, and shares of common stock underlying the warrants. The securities being registered also include common stock purchase warrants issued to the placement agent (the “placement agent”) in the U.S. private placement and the finders (the “finders”) in the Canadian private placement (the “placement agent and finders warrants”), and shares of common stock underlying the placement agent and finders warrants. The placement agent and finders warrants permit the placement agent and the finders, or their respective designees, to purchase shares of common at a price of $0.74 per share, subject to adjustment.

Accordingly, the shares of our common stock being registered include (i) 2,582,536 shares issued pursuant to the U.S. private placement, (ii) 1,472,046 shares issuable upon exercise of warrants issued pursuant to the U.S. private placement, including 180,778 shares issuable upon exercise of placement agent warrants, (iii) 1,472,046 warrants issued pursuant to the U.S. private placement, including 180,778 placement agent warrants, (iv) 2,238,806 shares issued pursuant to the Canadian private placement, (v) 1,276,119 shares issuable upon exercise of warrants issued pursuant to the Canadian private placement, including 156,716 shares issuable upon exercise of finders warrants, and (vi) 1,276,119 warrants issued pursuant to the Canadian private placement, including 156,716 finders warrants.

Our executive office is located at 6425 Abrams, Ville Saint-Laurent, Quebec, H45 1X9, Canada, and our telephone number is (514) 331-7440.

The common stock will be offered by the selling security holders at fixed prices, at the then-prevailing market prices at the time of sale, at varying prices, or in negotiated transactions (See “Plan of Distribution”). Our common stock is traded on the OTC Bulletin Board under the symbol “IGXT” and on the TSX Venture Exchange under the symbol “IGX”. The closing price of our common stock on the OTCBB on July 7, 2011 was $0.93, and the closing price of our common stock on the TSX-V on July 7, 2011 was CDN$0.90.

We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the warrants, as well as from the exercise of the placement agent and finders warrants. Any such proceeds will be used to support our strategic development projects and for working capital. We have agreed to pay all of the costs of this offering, excluding commissions and discounts regarding the sale of the common stock by the selling security holders. Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which such transactions occur or the existence of an exemption from such registration.

Certain selling security holders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. See “Selling Security Holders” and “Plan of Distribution”.

Investing in our securities involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2011

You should rely only on the information contained in this prospectus or any prospectus supplement. We have not and the selling security holders have not authorized anyone else to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not and the selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this prospectus that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this prospectus or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this prospectus or as of the date specified in the documents incorporated by reference herein, as the case may be. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws. The factors listed above in the section captioned "Risk Factors", as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the common stock, you should be aware that the occurrence of the events described as risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, the words "Company," "IntelGenx" "we," "us," and "our," refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

All amounts are US$ unless otherwise indicated. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st.

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. Big Flash did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Our Business

Overview

We are a drug delivery company focusing on the development of novel, orally administered drug delivery products based on our proprietary oral drug delivery technologies. We have positioned ourselves as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Drug delivery systems are an important tool in the hands of physicians for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is nearing expiration.

Controlled release (CR) delivery systems play an important role in the development of orally administered drug delivery systems. Controlled release technology provides patients with the required amount of medication over a pre-determined, prolonged period of time. Because of the reduced fluctuation of the active drug in the blood and the avoidance of plasma spikes, controlled release products are deemed safer and more tolerable than conventional dosage forms, and have shown better patient compliance.

Our primary business strategy is to develop pharmaceutical products based upon our proprietary drug delivery technologies and license the commercial rights to companies in the pharmaceutical industry once the viability of a product has been demonstrated. In exchange for licensing rights to our products, we seek funding consisting of a combination of one or more of the following: advance down payments, milestone fees, reimbursement for development costs, and royalties on sales. In addition, we may receive a manufacturing royalty from our contract manufacturers for the exclusive right to manufacture our products. The companies we partner with are typically responsible for managing the regulatory approval process of the product with the United States Food and Drug Administration (FDA) and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, we may be responsible for providing all or part of the documentation required for the regulatory submission. In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for successful development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process.

Our Offices and Other Corporate Information

Our executive offices are located at 6425 Abrams, Ville Saint-Laurent, Quebec, H4S 1X9, Canada, and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus.

THE OFFERING

The Offering
Shares of common stock offered by the selling security holders:

Up to 7,569,507 shares of common stock and 2,748,165 warrants, including: (i) 2,582,536 shares issued pursuant to the U.S. private placement, (ii) 1,472,046 shares issuable upon exercise of warrants issued pursuant to the U.S. private placement, including 180,778 shares issuable upon exercise of placement agent warrants, (iii) 1,472,046 warrants issued pursuant to the U.S. private placement, including 180,778 placement agent warrants, (iv) 2,238,806 shares issued pursuant to the Canadian private placement, (v) 1,276,119 shares issuable upon exercise of warrants issued pursuant to the Canadian private placement, including 156,716 shares issuable upon exercise of finders warrants, and (vi) 1,276,119 warrants issued pursuant to the Canadian private placement, including 156,716 finders warrants. Assuming the full exercise of all the warrants and the placement agent and finders warrants, the shares being registered would represent approximately 14.4% of our outstanding common stock.*

Common stock to be outstanding after the offering:	Up to 52,515,415 shares of common stock, assuming the exercise of all of the warrants and the placement agent and finders warrants.
Use of proceeds:

We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from any cash exercise of the warrants, as well as from the exercise of the placement agent and finders warrants. Any such proceeds will be used to support our strategic development projects and for working capital.

OTCBB Ticker Symbol:	IGXT
TSX Venture Exchange Symbol:	IGX

* The above information regarding common stock to be outstanding after the offering is based on 44,945,908 shares of common stock outstanding as of July 5, 2011. Does not include (i) an aggregate of 20,080,781 shares of common stock issuable upon exercise of 20,080,781 warrants at prices ranging from $0.48 to $0.80 per share; and (ii) an aggregate of 1,748,088 shares of common stock issuable upon exercise of options at prices ranging from $0.31 to $1.15 per share.

Description of the June 2011 Private Placements

The U.S. Private Placement

On June 3, 2011, we entered into a definitive securities purchase agreement with certain accredited and institutional investors for the issuance and sale in a private placement transaction of 2,582,536 shares of our common stock at a per share purchase price of $0.67, and three-year warrants to purchase up to 1,291,268 shares of common stock at an exercise price of $0.74 per share, for aggregate gross proceeds of approximately $1.7 million. The number of shares of common stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the closing date.

In connection with the U.S. private placement, on June 3, 2011, we and the investors entered into a registration rights agreement under which we are obligated to file a registration statement with the SEC registering the shares and the shares of common stock issuable upon exercise of the warrants for resale by the investors on or prior to 20 days after the closing date. In addition, we agreed to use our best efforts to cause the SEC to declare the registration statement effective by no later than 110 days following the closing date. We shall also register the shares and the shares issuable upon exercise of the warrants issued pursuant to the Canadian private placement (as described below) for resale by the Canadian investors on the registration statement.

The U.S. private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.7 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the U.S. private placement to support our strategic development projects and for working capital.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the U.S. private placement. On the closing date, we paid/issued to Rodman & Renshaw, LLC or its designees: (i) cash commissions in the amount of $121,120.85, representing 7% of the aggregate gross proceeds received by us in the U.S. private placement, plus expenses in the amount of $24,982.38; and (ii) placement agent warrants to purchase 180,778 shares of common stock, representing 7% of the amount of shares sold in the U.S. private placement.

Our issuance of the shares, warrants and placement agent warrants in the U.S. private placement was made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The Canadian Private Placement

On June 21, 2011, we entered into definitive subscription agreements solely with Canadian investors for the issuance and sale in a concurrent non-brokered private placement of 2,238,806 shares and warrants to purchase up to 1,119,403 shares of common stock under the same terms and conditions as the U.S. private placement for aggregate gross proceeds of approximately $1.5 million.

The Canadian private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.5 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the Canadian private placement to support our strategic development projects and for working capital.

On the closing date, we paid/issued to each of Haywood Securities Inc. and Raymond James Ltd. in connection with the Canadian private placement: (i) cash finder’s fee in the amount of $90,930 and $14,070 respectively, representing 7% of the aggregate gross proceeds received by us in the Canadian private placement; and (ii) warrants to purchase 135,716 and 21,000 shares of common stock respectively, representing 7% of the amount of shares sold in the Canadian private placement.

The issuances under the Canadian private placement were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian private placement are U.S. persons, no sales efforts were conducted in the U.S., and the shares, the warrants, the warrant shares, the finders warrants, and the finders warrant shares issued in connection with the Canadian private placement contain a legend restricting the sale of such securities in accordance with the Securities Act.

Risk Factors

We urge you to read the "Risk Factors" section beginning on page 6 of this prospectus so that you understand the risks associated with an investment in our common stock.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth our summary historical financial information. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RESULTS OF OPERATIONS:

	For the	For the
In U.S.$ thousands	Three Months	Year Ended
	Ended March	December
	31, 2011	31, 2010
	(Unaudited)	(Audited)

Revenue and Other Income	$98	$1,337

Research and Development Expenses	329	1,747
Research and Development Tax Credit	(41)	(182)
Management Salaries	139	747
General and Administrative Expenses	110	335
Professional Fees	153	1,648
Interest and Financing Fees	1	98
Foreign Exchange Gain	(1)	(4)
Net Loss	$(600)	$(3,096)

Basic and Diluted Loss Per Common Share	$(0.01)	$(0.08)

Basic Weighted Average Number of Shares Outstanding	39,649,559	35,325,107

BALANCE SHEETS:

	March 31,	December 31,
In U.S.$ thousands	2011	2010
	(Unaudited)	(Audited)

Current Assets	$1,156	$1,666
Property and Equipment	158	159
Current Liabilities	278	349
Total Equity	11,207	11,087

RISK FACTORS

Investment in our securities involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this prospectus. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not currently identified or foreseen. This discussion contains forward-looking statements.

Risks Related to Our Business

We continue to sustain losses and our revenues are not sufficient to sustain our operations.

Even though we ceased being a “development stage” company in April 2006, we are still subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled release and other delivery products. We do not know whether we will be successful in the development of such products. We have an accumulated deficit of approximately $10,361 thousand since our inception in 2003 through March 31, 2011. To date, these losses have been financed principally through sales of equity securities, long-term debt and debt from related parties. Our revenues for the years ended December 31, 2010, December 31, 2009, December 31, 2008, December 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004 were $1,337 thousand, $1,279 thousand, $977 thousand, $863 thousand, $266 thousand, $20 thousand and $257 thousand, respectively. Our revenues in 2010 consisted primarily of development fee revenues, including non-refundable upfront license fees, from three clients, royalty income earned from commercialization of the first product fully-developed by us, a prenatal multivitamin supplement marketed as Gesticare® in the USA, which was commercialized in November 2008, and other income related to the write-back of previously accrued liabilities. Revenue generated to date has not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level.

We may incur losses associated with foreign currency fluctuations.

The majority of our expenses are paid in Canadian dollars, while a significant portion of our revenues are in U.S. dollars. Our financial results are subject to the impact of currency exchange rate fluctuations. Adverse movements in exchange rates could have a material adverse effect on our financial condition and results of operations.

We may need additional capital to fulfill our business strategies. We may also incur unforeseen costs. Failure to obtain such capital would adversely affect our business.

We will need to expend significant capital in order to continue with our research and development by hiring additional research staff and acquiring additional equipment. If our cash flows from operations are insufficient to fund our expected capital needs, or our needs are greater than anticipated, we may be required to raise additional funds in the future through private or public sales of equity securities or the incurrence of additional indebtedness. Additional funding may not be available on favorable terms, or at all. If we borrow additional funds, we likely will be obligated to make periodic interest or other debt service payments and may be subject to additional restrictive covenants. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our growth strategy by reducing or delaying capital expenditures, selling assets or downsizing or restructuring our operations. If we raise additional funds through public or private sales of equity securities, the sales may be at prices below the market price of our stock and our shareholders may suffer significant dilution.

The loss of the services of key personnel would adversely affect our business.

Our future success depends to a significant degree on the skills, experience and efforts of our executive officers and senior management staff. The loss of the services of existing personnel, particularly Horst Zerbe, our Chairman of the Board and Chief Executive Officer, would be detrimental to our research and development programs and to our overall business. We carry key-man life insurance for Mr. Zerbe with insurance coverage of 1 million dollars.

We are dependent on business partners to conduct clinical trials of, obtain regulatory approvals for, and manufacture, market, and sell our controlled release products.

We depend heavily on our pharmaceutical partners to pay for part or all of the research and development expenses associated with developing a new product and to obtain approval from regulatory bodies such as the U.S. Food and Drug Administration (the “FDA”) to commercialize these products. We also depend on our partners to distribute these products after receiving regulatory approval. Our revenues from research and development fees, milestone payments and royalty fees are derived from our partners. Our inability to find pharmaceutical partners who are willing to pay us these fees in order to develop new products would negatively impact our business and our cash flows.

We have limited experience in manufacturing, marketing and selling pharmaceutical products. Accordingly, if we cannot maintain our existing partnerships or establish new partnerships with respect to our other products in development, we will have to establish our own capabilities or discontinue the commercialization of the affected product. Developing our own capabilities would be expensive and time consuming and could delay the commercialization of the affected product. There can be no assurance that we would be able to develop these capabilities.

Our existing agreements with pharmaceutical industry partners are generally subject to termination by the counterparty on short notice upon the occurrence of certain circumstances, including, but not limited to, the following: a determination that the product in development is not likely to be successfully developed or not likely to receive regulatory approval; our failure to satisfy our obligations under the agreement, or the occurrence of a bankruptcy event. If any of our partnerships are terminated, we may be required to devote additional resources to the product, seek a new partner on short notice, or abandon the product development efforts. The terms of any additional partnerships or other arrangements that we establish may not be favorable to us.

We are also at risk that these partnerships or other arrangements may not be successful. Factors that may affect the success of our partnerships include the following:

  Our partners may incur financial and cash-flow difficulties that force them to limit or reduce their participation in our joint projects;

  Our partners may be pursuing alternative technologies or developing alternative products that are competitive to our product, either on their own or in partnership with others;

  Our partners may reduce marketing or sales efforts, or discontinue marketing or sales of our products, which may reduce our revenues received on the products;

  Our partners may terminate their partnerships with us. This could make it difficult for us to attract new partners or adversely affect perception of us in the business and financial communities;

  Our partners may pursue higher priority programs or change the focus of their development programs, which could affect the partner’s commitment to us. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities from time to time, including following mergers and consolidations, a common occurrence in recent years; and

  Our partners may become the target of litigation for purported patent or intellectual property infringement, which could delay or prohibit commercialization of our products and which would reduce our revenue from such products.

We face competition in our industry, and many of our competitors have substantially greater experience and resources than we do.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Valeant Pharmaceuticals International, Inc. (formerly Biovail Corporation), Labopharm Inc., Monosol Rx, Labtec GmbH and Skye Pharma PLC. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

We are dependent upon sales outside the United States, which are subject to a number of risks.

Our future results of operations could be harmed by risks inherent in doing business in international markets, including:

  Unforeseen changes in regulatory requirements;

  Weaker intellectual property rights protection in some countries;

  New export license requirements, changes in tariffs or trade restrictions; and

  Political and economic instability in our target markets.

We rely upon third-party manufacturers, which puts us at risk for supplier business interruptions.

We have entered into agreements with third party manufacturers to manufacture certain of our products once we complete development and after we receive regulatory approval. If our third-party manufacturers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products in a timely manner could lead to the dissatisfaction of our distribution partners and damage our reputation, causing our distribution partners to cancel existing agreements with us and to stop doing business with us.

The third-party manufacturers that we depend on to manufacture our products are required to adhere to FDA regulations regarding cGMP, which include testing, control and documentation requirements. Ongoing compliance with cGMP and other regulatory requirements is monitored by periodic inspection by the FDA and comparable agencies in other countries. Failure by our third-party manufacturers to comply with cGMP and other regulatory requirements could result in actions against them by regulatory agencies and jeopardize our ability to obtain products on a timely basis.

We are subject to extensive government regulation including the requirement of approval before our products may be marketed. Even if we obtain marketing approval, our products will be subject to ongoing regulatory review.

We, our partners, our products, and our product candidates are subject to extensive regulation by governmental authorities in the United States and other countries. Failure to comply with applicable requirements could result in warning letters, fines and other civil penalties, delays in approving or refusal to approve a product candidate, product recall or seizure, withdrawal of product approvals, interruption of manufacturing or clinical trials, operating restrictions, injunctions, and criminal prosecution.

Our products cannot be marketed in the United States without FDA approval. Obtaining FDA approval requires substantial time, effort, and financial resources, and there can be no assurance that any approval will be granted on a timely basis, if at all. We rely on our partners for the preparation of applications and for obtaining regulatory approvals. If the FDA does not approve our product candidates in a timely fashion, or does not approve them at all, our business and financial condition may be adversely affected. Further, the terms of approval of any marketing application, including the labeling content, may be more restrictive than we desire and could affect the marketability of our or our collaborator's products. Subsequent discovery of problems with an approved product may result in restrictions on the product or its withdrawal from the market. In addition, both before and after regulatory approval, we, our collaborators, our products, and our product candidates are subject to numerous FDA requirements covering testing, manufacturing, quality control, cGMP, adverse event reporting, labeling, advertising, promotion, distribution, and export. Our partners and we are subject to surveillance and periodic inspections to ascertain compliance with these regulations. Further, the relevant law and regulations may change in ways that could affect us, our partners, our products, and our product candidates. Failure to comply with regulatory requirements could have a material adverse impact on our business.

Regulations regarding the manufacture and sale of our future products are subject to change. We cannot predict what impact, if any, such changes may have on our business, financial condition or results of operations. Failure to comply with applicable regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Additionally, the time required for obtaining regulatory approval is uncertain. We may encounter delays or product rejections based upon changes in FDA policies, including cGMP, during periods of product development. We may encounter similar delays in countries outside of the United States. We may not be able to obtain these regulatory acceptances on a timely basis, or at all.

The failure to obtain timely regulatory acceptance of our products, any product marketing limitations, or any product withdrawals would have a material adverse effect on our business, financial condition and results of operations. In addition, before it grants approvals, the FDA or any foreign regulatory authority may impose numerous other requirements with which we must comply. Regulatory acceptance, if granted, may include significant limitations on the indicated uses for which the product may be marketed. FDA enforcement policy strictly prohibits the marketing of accepted products for unapproved uses. Product acceptance could be withdrawn or civil and/or criminal sanctions could be imposed for our failure to comply with regulatory standards or the occurrence of unforeseen problems following initial marketing.

We may not be able to expand or enhance our existing product lines with new products limiting our ability to grow.

If we are not successful in the development and introduction of new products, our ability to grow will be impeded. We may not be able to identify products to enhance or expand our product lines. Even if we can identify potential products, our investment in research and development might be significant before we could bring the products to market. Moreover, even if we identify a potential product and expend significant dollars on development, we may never be able to bring the product to market or achieve market acceptance for such product. As a result, we may never recover our expenses.

The market may not be receptive to products incorporating our drug delivery technologies.

The commercial success of any of our products that are approved for marketing by the FDA and other regulatory authorities will depend upon their acceptance by the medical community and third party payers as clinically useful, cost-effective and safe. To date, only one product based upon our technologies has been marketed in the United States, which limits our ability to provide guidance or assurance as to market acceptance.

Factors that we believe could materially affect market acceptance of these products include:

  the timing of the receipt of marketing approvals and the countries in which such approvals are obtained;

  the safety and efficacy of the product as compared to competitive products;

  the relative convenience and ease of administration as compared to competitive products;

  the strength of marketing distribution support; and

  the cost-effectiveness of the product and the ability to receive third party reimbursement.

We are subject to environmental regulations and any failure to comply may result in substantial fines and sanctions.

Our operations are subject to Canadian and international environmental laws and regulations governing, among other things, emissions to air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of raw materials, waste and other materials. Many of these laws and regulations provide for substantial fines and criminal sanctions for violations. We believe that we are and have been operating our business and facility in a manner that complies in all material respects with environmental, health and safety laws and regulations; however, we may incur material costs or liabilities if we fail to operate in full compliance. We do not maintain environmental damage insurance coverage with respect to the products which we manufacture.

We may have to make significant expenditures in the future to comply with evolving environmental, health and safety requirements, including new requirements that may be adopted or imposed in the future. To meet changing licensing and regulatory standards, we may have to make significant additional site or operational modifications that could involve substantial expenditures or reduction or suspension of some of our operations. We cannot be certain that we have identified all environmental and health and safety matters affecting our activities and in the future our environmental, health and safety problems, and the costs to remediate them, may be materially greater than we expect.

Risks Related to Our Intellectual Property

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own four U.S. patents and have applied for seven U.S. patents, we will need to pursue additional protection for our intellectual property as we develop new products and enhance existing products. We may not be able to obtain appropriate protection for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. We have entered into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Such litigation costs could be as a result of direct litigation against us, or as a result of litigation against one or more of our partners to whom we have contractually agreed to indemnify in the event that our intellectual property is the cause of a successful litigious action against our partner. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

Our controlled release products that are generic versions of branded controlled release products that are covered by one or more patents may be subject to litigation, which could delay FDA approval and commercial launch of our products.

We expect to file or have our collaborators file Abbreviated New Drug Applications or New Drug Applications (ANDAs or NDAs) for our controlled release products under development that are covered by one or more patents of the branded product. It is likely that the owners of the patents covering the brand name product or the sponsors of the NDA with respect to the branded product will sue or undertake regulatory initiatives to preserve marketing exclusivity. Any significant delay in obtaining FDA approval to market our products as a result of litigation, as well as the expense of such litigation, whether or not we or our collaborators are successful, could have a materially adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities

The price of our common stock could be subject to significant fluctuations. Any of the following factors could affect the market price of our common stock:

  Our failure to achieve and maintain profitability;

  Changes in earnings estimates and recommendations by financial analysts;

  Actual or anticipated variations in our quarterly results of operations;

  Changes in market valuations of similar companies;

  Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;

  The loss of major customers or product or component suppliers;

  The loss of significant partnering relationships; and

  General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause our stock price to decline. This could also make it more difficult to raise funds at acceptable levels via future securities offerings.

We have a concentration of stock ownership and control, and a small number of stockholders have the ability to exert significant control in matters requiring stockholder vote and may have interests that conflict with yours.

Directors and others hold 25.5% of our common stock. See “Security Ownership of Certain Beneficial Owners and Management”. As a result, such stockholders, acting together, may have the ability to control matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It may also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and may affect the market price of our common stock. In deciding how to vote on such matters, those stockholders’ interests may conflict with yours.

Directors’ Independency.

Currently, we have a majority of independent directors, but in the future we cannot guarantee that our Board of Directors will always have a majority of independent directors. In the absence of a majority of independent directors, our chief executive officer, who is also a principal stockholder and director, could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between us and our stockholders generally and the controlling officers, stockholders or directors.

Our common stock is a high risk investment.

Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007 and has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008.

There is a limited trading market for our common stock, which may affect the ability of shareholders to sell our common stock and the prices at which they may be able to sell our common stock.

The market price of our common stock has been volatile, and fluctuates widely in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

In the United States, our common stock is considered a “penny stock”. The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

As a result of the foregoing, our common stock should be considered a high risk investment.

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company with which we merged. In addition, we may not be able to attract the attention of major brokerage firms or institutional buyers.

Additional risks may exist because we became public through a "reverse merger" with a shell corporation. Although the shell did not have recent or past operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

Security analysts of major brokerage firms and securities institutions may not cover us since there are no broker-dealers who sold our stock in a public offering who would have an incentive to follow or recommend the purchase of our common stock. No assurance can be given that established brokerage firms will want to conduct any financings for us in the future.

Our limited cash resources restrict our ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the Board of Directors may deem relevant. If we do not pay any dividends on our common stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it. Investors seeking cash dividends should not purchase our common stock.

DESCRIPTION OF BUSINESS

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. We did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Overview

We are a drug delivery company focusing on the development of novel, orally administered drug delivery products based on our proprietary oral drug delivery technologies. We have positioned ourselves as a provider of product development services for the pharmaceutical industry, including the branded and generic pharmaceutical markets.

Drug delivery systems are an important tool in the hands of physicians for purposes of optimizing drug therapy. For the pharmaceutical industry, drug delivery systems represent an opportunity to extend the market exclusivity and product lifecycle of drugs whose patent protection is nearing expiration.

Controlled release (CR) delivery systems play an important role in the development of orally administered drug delivery systems. Controlled release technology provides patients with the required amount of medication over a pre-determined, prolonged period of time. Because of the reduced fluctuation of the active drug in the blood and the avoidance of plasma spikes, controlled release products are deemed safer and more tolerable than conventional dosage forms, and have shown better patient compliance.

Our primary business strategy is to develop pharmaceutical products based upon our proprietary drug delivery technologies and license the commercial rights to companies in the pharmaceutical industry once the viability of a product has been demonstrated. In exchange for licensing rights to our products, we seek funding consisting of a combination of one or more of the following: advance down payments, milestone fees, reimbursement for development costs, and royalties on sales. In addition, we may receive a manufacturing royalty from our contract manufacturers for the exclusive right to manufacture our products. The companies we partner with are typically responsible for managing the regulatory approval process of the product with the United States Food and Drug Administration (FDA) and/or other regulatory bodies, as well as for the marketing and distribution of the products. On a case-by-case basis, IntelGenx may be responsible for providing all or part of the documentation required for the regulatory submission. In addition to pursuing partnering arrangements that provide for the full funding of a drug development project, we may undertake development of selected product opportunities until the marketing and distribution stage. We would first assess the potential and associated costs for successful development of a product, and then determine at which stage it would be most prudent to seek a partner, balancing costs against the potential for higher returns later in the development process.

Technology Platforms

Our product development efforts are based upon three delivery platform technologies: (1) a Multilayer Tablet technology (2) an Oral Film technology, and (3) a Mucoadhesive Tablet technology. Our Multilayer Tablet platform technology allows for the development of oral controlled-release products. It is designed to be versatile and to reduce manufacturing costs as compared to competing oral extended-release delivery technologies. The Oral Film technology allows for the instant delivery of pharmaceuticals to the oral cavity, while the Mucoadhesive Tablet allows for the controlled release of active substances to the oral mucosa.

The Multilayer Tablet (“VersaTab”) platform technology represents a new generation of controlled release layered tablets designed to modulate the release of active compounds. The technology is based on a multilayer tablet with an active core layer and erodible cover layers. The release of the active drug from the core matrix initially occurs in a first-order fashion. As the cover layers start to erode, their permeability for the active ingredient through the cover layers increases. Thus, the Multilayer Tablet can produce quasi-linear (zero-order) kinetics for releasing a chemical compound over a desired period of time. The erosion rate of the cover layers can be customized according to the physico-chemical properties of the active drug. In addition, our multilayer technology offers the opportunity to develop combination products in a regulatory-compliant format. Combination products are made up of two or more active ingredients that are combined into a single dosage form.

The Oral Film technology (“VersaFilm”) is made up of a thin (25-35 micron) polymeric film comprised of United States Pharmacopeia (USP) components that are approved by the FDA for use in food, pharmaceutical, and cosmetic products. Derived from the edible film technology used for breath strips and initially developed for the instant delivery of savory flavors to food substrates, the VersaFilm technology is designed to provide a rapid response compared to existing conventional tablets. The VersaFilm technology is intended for indications requiring rapid onset of action, such as migraine, motion sickness, erectile dysfunction, insomnia, seasonal allergies, or nausea.

The Mucoadhesive Tablet (“AdVersa”) is a drug delivery system capable of adhering to the oral mucosa and releasing the drug onto the site of application at a controlled rate. The Mucoadhesive Tablet is designed to provide the following advantages relative to competing technologies: (i) it limits the first pass effect, whereby the liver metabolizes the active ingredient and greatly reduces the level of drug in the systemic circulation, (ii) it leads to a higher absorption rate in the oral cavity as compared to the conventional oral route, (iii) it reduces gastrointestinal irritation and/or side effects by limiting exposure to the drug, and (iv) it may lead to a rapid onset of action for the drug. The Mucoadhesive Tablet technology is designed to be versatile in order to permit the site of application, residence time, and rate of release of the drug to be modulated to achieve the desired results.

Product Portfolio

Our product portfolio includes a blend of generic and branded products based on our proprietary delivery technology (“generic” drugs are essentially copies of drugs that have already received FDA approval).

INT0001/2004. This is the most advanced generic product involving our multilayer tablet technology. Equivalency with the reference product Toprol XL and its European equivalent Beloc-ZOK has been demonstrated in-vitro. The product has been tested in phase I studies. Pivotal development activities are ongoing.

INT0004/2006. The development of a new, higher strength of the antidepressant Bupropion HCl, the active ingredient in Wellbutrin XL®, has been completed. A regulatory file for a 505(b)(2) New Drug Application (NDA) submission was filed in April, 2009. In a complete response letter received on February 4, 2010, the FDA commented on the food effect, which was observed in the food effect study included in the NDA, and on the lack of a commercial manufacturer. Both issues have been resolved with new pivotal batches being manufactured by Pillar5 Pharma and, using product from these pivotal batches, a new clinical study that included a food effect arm, was completed. A response to the complete response letter was filed in the second quarter of 2011. FDA notified us that it has accepted the resubmission of our NDA as a complete, Class 2 response, and has established November 13, 2011 as its target action date under the Prescription Drug User Fee Act ("PDUFA").

INT0006/2005. We have entered into a development agreement with Azur Pharma for the development and manufacture of a prenatal vitamin supplement. The product was developed using product specific intellectual property that we developed. The product was launched in the United States during the fourth quarter of 2008 under the brand name Gesticare®.

INT0010/2006. We initially entered into an agreement with Cynapsus Therapeutics Inc. (formerly Cannasat Therapeutics Inc., “Cynapsus”) for the development of a buccal mucoadhesive tablet product containing a cannabinoid-based drug for the treatment of neuropathic pain and nausea in cancer patients undergoing chemotherapy. A clinical biostudy undertaken in 2009 on with mucoadhesive tablet developed by IntelGenx indicated improved bioavailability and reduced first-pass metabolization of the drug. In the 4th quarter of 2010, we acquired from Cynapsus full control of, and interest in, this project going forward. We also obtained worldwide rights to US Patent 7,592,328 and all corresponding foreign patents and patent applications to exclusively develop and further provide intellectual property protection for this project. We are preparing pivotal activities, including manufacturing scale-up and a clinical efficacy study.

INT0007/2006. An oral film product based on our proprietary edible film technology has been developed and is currently undergoing stability testing. The product is intended for the treatment of erectile dysfunction (ED). The results of a phase I pilot study that was conducted in the third quarter of 2010 indicate that the product is bioequivalent with the reference listed drug.

INT0008/2007. An oral film product based on our proprietary edible film technology is currently in the pivotal stage of development, with pivotal batch manufacturing to be completed, and preliminary results from pivotal clinical study to be available, by the end of 2011. The product is intended for the treatment of migraine. The results of a phase I pilot study that was conducted in 2009 indicate that the product is bioequivalent with the reference listed drug. In the third quarter of 2010, we entered into an agreement with RedHill Biopharma Ltd. for the co-development and commercialization of this product.

INT0020/2010. An oral film product based on our proprietary edible film technology has been developed and is currently being optimized. The product is intended for the treatment of insomnia. The results of a phase I pilot study that was conducted in the first quarter of 2011 indicate that the product is bioequivalent with the reference listed drug.

INT0022/2010. An oral film product based on our proprietary edible film technology is currently in the final stages of optimization. The results of a phase I pilot study that was conducted in 2010 indicate that the product is bioequivalent with the reference listed drug. The product is intended for the treatment of bipolar disorder.

INT0023/2010. An oral film product based on our proprietary edible film technology has completed the development stage and will be tested in a phase 1 clinical study before the end of 2011. The product is intended for the treatment of allergies.

INT0024/2010. An oral tablet product based on our proprietary multilayer tablet technology is currently in the early development stage. The product is intended for the treatment of idiopathic pulmonary fibrosis.

INT0025/2010. An oral controlled release film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of benign prostatic hyperplasia.

INT0026/2011. An oral film product based on our proprietary edible film technology is currently in the early development stage. The product is intended for the treatment of benign prostatic hyperplasia.

The current development status of each of our products as of the date of this report is summarized in the following table:

Product	Application	Status of Development
INT0001/2004	CHF (Coronary Heart Failure), Hypertension	Pivotal batches in preparation.
INT0004/2006	Antidepressant

NDA filed April, 2009; complete response letter received Q1/2010. Pivotal batches completed at new manufacturing facility. Pivotal Phase I clinical study and food effect completed. Resubmission filed with FDA in Q2, 2011. PDUFA date November 13, 2011.

INT0006/2005	Prenatal vitamin supplement	Product launched in USA Q4, 2008.
INT0010/2006	Neuropathic pain	Pilot biostudy completed. Pivotal activities in preparation.
INT0007/2006	Erectile Dysfunction	Pilot biostudy completed indicating bioequivalence with Reference Listed Drug (RLD). Pivotal activities in preparation.
INT0008/2007	Migraine	Pilot biostudy completed indicating bioequivalence with RLD. Pivotal activities ongoing.
INT0020/2010	Insomnia	Formulation development completed. Proof of concept clinical study completed.
INT0022/2010	Bipolar Disorder	Pilot biostudy completed indicating bioequivalence with RLD.
INT0023/2010	Allergies	Formulation development completed. Preparation of pilot clinical study phase I
INT0024/2010	Idiopathic pulmonary fibrosis	Formulation development ongoing.
INT0025/2010	Benign prostatic hyperplasia	Formulation development ongoing.
INT0026/2011	Benign prostatic hyperplasia	Formulation development ongoing.

Growth Strategy

Our primary growth strategies include: (1) identifying lifecycle management opportunities for existing “blockbuster” products, (2) developing generic drugs with high barriers to entry, (3) developing products for alternative markets like the (non-pharmaceutical) nutritional supplement and the animal health markets, and (4) developing new drug delivery technologies.

Lifecycle Management Opportunities

We are seeking to position our delivery technologies as an opportunity for lifecycle management of products for which patent protection of the active ingredient is nearing expiration. While the patent for the underlying substance cannot be extended, patent protection can be obtained for a new and improved formulation by filing an application with the FDA under Section 505(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act. Such applications, known as a “505(b)(2) NDA”, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication. A 505(b)(2) NDA may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. The first formulation for a respective active ingredient filed with the FDA under a 505(b)(2) application may qualify for up to three years of market exclusivity upon approval. Based upon a review of past partnerships between third party drug delivery companies and pharmaceutical companies, management believes that drug delivery companies which possess innovative technologies to develop these special dosage formulations present an attractive opportunity to pharmaceutical companies. Accordingly, we believe these so-called “505(b)(2) products” represent a viable business opportunity for us.

Generic Drugs with High Barriers to Entry

We will also plan to pursue the development of generic drugs that have certain barriers to entry, e.g., where product development and manufacturing are complex and can limit the number of potential entrants into the generic market. We plan to pursue such projects only if the number of potential competitors is deemed relatively insignificant.

Alternative Markets

We plan to create new business opportunities by applying our technologies to new markets like nutritional supplements and animal health products. The market for nutritional supplements is large, with little differentiation between products. Our proprietary technology is aimed at increasing the absorption rate of active ingredients. We believe that supplements represent attractive short-term revenue opportunities since they are not regulated as pharmaceutical products and do not require FDA approval.

Development of New Drug Delivery Technologies

The rapidly disintegrating film technology contained in our VersaFilm, and our AdVersa mucosal adhesive tablet, are two examples of our efforts to develop alternate technology platforms. As we work with various partners on different products, we seek opportunities to develop new proprietary technologies.

Competition

The pharmaceutical industry is highly competitive and is subject to the rapid emergence of new technologies, governmental regulations, healthcare legislation, availability of financing, patent litigation and other factors. Many of our competitors, including Valeant Pharmaceuticals International, Inc. (formerly Biovail Corporation), Labopharm Inc., Monosol Rx, Labtec GmbH and Skye Pharma PLC, have longer operating histories and greater financial, technical, marketing, legal and other resources than we have. In addition, many of our competitors have significantly greater experience than we have in conducting clinical trials of pharmaceutical products, obtaining FDA and other regulatory approvals of products, and marketing and selling products that have been approved. We expect that we will be subject to competition from numerous other companies that currently operate or are planning to enter the markets in which we compete.

The key factors affecting the development and commercialization of our drug delivery products are likely to include, among other factors:

  The safety and efficacy of our products;

  The relative speed with which we can develop products;

  Generic competition for any product that we develop;

  Our ability to defend our existing intellectual property and to broaden our intellectual property and technology base;

  Our ability to differentiate our products;

  Our ability to manufacture our products in compliance with current Good Manufacturing Practices (“cGMP”) and any other regulatory requirements; and

  Our ability to obtain financing.

In order to establish ourselves as a viable industry partner, we plan to continue to invest in our research and development activities in order to further strengthen our technology base and to develop the ability to manufacture our products through our manufacturing partner at competitive costs.

Our Competitive Strengths

We believe that our key competitive strengths include:

  Our intellectual property;

  The versatility of our drug delivery technology; and

  The potential manufacturing cost savings associated with our technology.

Manufacturing Partnerships

We manufacture products only for testing purposes in our own laboratories, and we do not manufacture products for clinical trials or for commercial use.

We formed a strategic alliance with LTS Lohmann Therapie-Systeme AG ("LTS") for the exclusive manufacturing of products developed by us using our VersaFilm drug delivery technology. LTS is regarded as a pioneer in the development and production of transdermal and film form/wafer oral systems and has become one of the world's leading suppliers for the international pharmaceutical industry. VersaFilm is IntelGenx' immediate release wafer technology. It is comprised of a thin polymeric film using United States Pharmacopeia (USP) components that are safe and approved by the FDA for use in food, pharmaceutical and cosmetic products. VersaFilm provides a patent-protected method of re-formulating approved pharmaceuticals in a more convenient and discrete oral dosage form.

We formed a strategic manufacturing partnership with, and took an ownership position in, Pillar5 Pharma Inc. (“Pillar5”). We have undertaken to use our best efforts to ensure that distributors of our oral solid dose pharmaceutical products that are developed for commercial production, be directed to Pillar5 for the purpose of negotiating a manufacturing agreement requiring Pillar5 to manufacture such products. As consideration for this undertaking, Pillar5 issued to us common shares representing 10% of the issued and outstanding shares of Pillar5.This manufacturing partnership secures the production of clinical test batches and commercial products for our VersaTab and AdVersa tablet products.

We are not a manufacturer and we do not usually purchase large quantities of raw materials. Our manufacturing partners, however, may purchase significant quantities of raw materials, some of which may have long lead times. If raw materials cannot be supplied to our manufacturing partners in a timely and cost effective manner, our manufacturing partners may experience delays in production that may lead to reduced supplies of commercial products being available for sale or distribution. Such shortages could have a detrimental effect on sales of the products and a corresponding reduction on our royalty revenues earned.

Dependence on Major Customers

We do not rely on any one or a few major customers for our end products. However, we depend upon a limited number of partners to develop our products, to provide funding for the development of our products, and to assist in obtaining regulatory approvals that are required in order to commercialize these products.

Intellectual Property and Patent Protection

We protect our intellectual property and technology by using the following methods: (i) applying for patent protection in the United States and in the appropriate foreign markets, (ii) non-disclosure agreements, license agreements and appropriate contractual restrictions and controls on the distribution of information, and (iii) trade secrets, common law trademark rights and trademark registrations. We plan to file core technology patents covering the use of our platform technologies in any pharmaceutical products.

We have obtained four (4) patents and have an additional seven (7) pending patent applications, as described below. The patents expire 20 years after submission of the initial application.

Patent No.	Title	Subject	Date submitted / issued
US 6,231,957	Rapidly disintegrating flavor wafer for flavor enrichment	The composition, manufacturing, and use of rapidly disintegrating flavored films for releasing flavors to certain substrates	Issued May 15, 2001
US 6,660,292	Rapidly disintegrating film for precooked foods	Composition and manufacturing of flavored films for releasing flavors to precooked food substrates	Issued December 9, 2003
US 7,132,113	Flavored film	Composition and manufacturing method of multi-layered films	Issued April 16, 2002
US Appl. 2007/0190144	Multilayer Tablet	Formulation and Method of Preparation of Multilayered Tablets	Published August 16, 2007
US Appl. 2007/0128272	Multi-Vitamin And Mineral Supplement	Formulation and Method of Preparation of Prenatal Multivitamin Supplement	Published June 7, 2007
US Appl. 2006/0127478	Oral dosage formulation	Multilayer oral dosage forms	Published June 15, 2006
US Appl. 11/782,838 PCT/IB2007/03950	Controlled Release Pharmaceutical Tablets	Formulation and Method Of Making Tablets Containing Bupropion And Mecamylamine	July 25, 2006
US Patent 7674479	Sustained-release Bupropion and Bupropion / Mecamylamine tablets	Formulation and Method Of Making Tablets Containing Bupropion And Mecamylamine	Issued March 9, 2010
US Appl. 12/836810	Oral Mucoadhesive dosage form	Direct compression formulation for buccal and sublingual dosage forms	July 15, 2010
US Appl. 12/936.132	Oral film dosage forms and methods for making same	Optimization of Film strip technology	December 8, 2010
US Appl. 13/079348	Solid oral dosage forms comprising Tadalafil	Oral films containing Tadalafil	April 4, 2011

Government Regulation

The pharmaceutical industry is highly regulated. The products we participate in developing require certain regulatory approvals. In the United States, drugs are subject to rigorous regulation by the FDA. The U.S. Federal Food, Drug, and Cosmetic Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, record keeping, packaging, labeling, adverse event reporting, advertising, promotion, marketing, distribution, and import and export of pharmaceutical products. Failure to comply with applicable regulatory requirements may subject a company to a variety of administrative or judicially-imposed sanctions and/or the inability to obtain or maintain required approvals or to market drugs. The steps ordinarily required before a new pharmaceutical product may be marketed in the United States include:

  preclinical laboratory tests, animal studies and formulation studies under FDA’s good laboratory practices regulations, or GLPs;

  the submission to the FDA of an investigational new drug application, or IND, which must become effective before human clinical trials may begin;

  the completion of adequate and well-controlled clinical trials according to good clinical practice regulations, or GCPs, to establish the safety and efficacy of the product for each indication for which approval is sought;

  after successful completion of the required clinical testing, submission to the FDA of a New Drug Application, or NDA, or an Abbreviated New Drug Application, or ANDA, for generic drugs. In certain cases, an application for marketing approval may include information regarding safety and efficacy of a proposed drug that comes from studies not conducted by or for the applicant. Such applications, known as a 505(b)(2) NDA, are permitted for new drug products that incorporate previously approved active ingredients, even if the proposed new drug incorporates an approved active ingredient in a novel formulation or for a new indication;

  satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMPs to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity; and

  FDA review and approval of the NDA or ANDA.

The cost of complying with the foregoing requirements, including preparing and submitting an NDA or ANDA, may be substantial.

Accordingly, we typically rely upon our partners in the pharmaceutical industry to spearhead and bear the costs of the FDA approval process. We also seek to mitigate regulatory costs by focusing on 505(b)(2) NDA opportunities. By applying our drug delivery technology to existing drugs, we seek to develop products with lower research and development expenses and shorter time-to-market timelines as compared to regular NDA products.

Environmental Regulatory Compliance

We believe that we are in compliance with environmental regulations applicable to our research and development facility located in Ville Saint-Laurent, Quebec.

Employees

As of the date of this filing, we have 10 full-time employees and no part-time employees. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

DESCRIPTION OF PROPERTY

We currently occupy 3,100 square feet of leased space at a rate of CAD$8.64 per square foot in an industrial zone in Ville St.-Laurent, Quebec, Canada under a five year renewable lease agreement signed in 2004. We extended the term of the lease agreement to August 31, 2011 under similar financial conditions, with the option to terminate at any time after February 28, 2011, provided we give four months’ notice. We expanded our laboratory and office space at this facility to its maximum during the second quarter of 2006. In order to continue to support ongoing product development activities and allow the addition of further development programs we might be required to seek a different location in 2011. Management has started the search for alternative, or additional, facilities that would meet our short to medium requirements at affordable rates.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The purpose of this section, Management’s Discussion and Analysis of Financial Condition and Results of Operations, is to provide a narrative explanation of the financial statements that enables investors to better understand our business, to enhance our overall financial disclosures, to provide the context within which our financial information may be analyzed, and to provide information about the quality of, and potential variability of, our financial condition, results of operations and cash flows. Unless otherwise indicated, all financial and statistical information included herein relates to our continuing operations.

Currency rate fluctuations

Our operating currency is Canadian dollars, while our reporting currency is U.S. dollars. Accordingly, our results of operations and balance sheet position have been affected by currency rate fluctuations. The following management discussion and analysis takes this into consideration whenever material.

Results of Operations for the three month period ended March 31, 2011 compared to the three month period ended March 31, 2010.

In U.S.$ thousands			Increase/	Percentage
	2011	2010	(Decrease)	Change
Revenue	$98	$182	$(84)	46%
Research and Development Expenses	329	330	(1)	0%
Research and Development Tax Credit	(41)	(24)	17	71%
Management Salaries	139	147	(8)	5%
General and Administrative Expenses	110	65	45	69%
Professional Fees	153	425	(272)	64%
Net Loss	(600)	(772)	(172)	22%

Revenue

Total revenue and other income decreased from $182 thousand in the first quarter of 2010 to $98 thousand in the first quarter of 2011.

In the first quarter of 2011, royalty revenues earned from commercialization of the first product fully-developed by us, a prenatal multivitamin supplement marketed as Gesticare® in the USA, decreased to approximately $30 thousand from $74 thousand in the same period of the previous year. The deterioration results from increased competition in the nutritional supplement market.

Revenue earned from our pharmaceutical partners for development milestones achieved decreased from $108 thousand in the first quarter of 2010 to $66 thousand in the first quarter of 2011. The decrease reflects the changing status of research and development projects as they progress and development milestones are realized, new development projects are undertaken, or projects are completed.

Research and Development (“R&D”) Expenses

R&D expenses totaled $329 thousand in the first quarter of 2011, compared with $330 thousand in the first quarter of 2010.

Included within R&D expenses for 2011 are R&D Salaries of $163 thousand, of which approximately $3 thousand represents non-cash compensation. This compares to R&D Salaries of $108 thousand in 2010, of which approximately $1 thousand represented non-cash compensation. The increase in R&D Salaries is primarily attributable to the addition of a scientist in May 2010, the return of a scientist from maternity leave, and R&D staff salary increases.

In the first quarter of 2011, we recorded estimated Research and Development Tax Credits and refunds of $41 thousand, compared with $24 thousand that was recorded in the first quarter of the previous year.

Management Salaries and General and Administrative (“G&A”) Expenses

Management salaries decreased from $147 thousand in the first quarter of 2010 to $139 thousand in the first quarter of 2011. The decrease relates to the termination of a consultancy agreement for business development activities in the fourth quarter of 2010, which was partially compensated by the additional costs of temporary assistance for business development in the first quarter of 2011.

Included in management salaries are approximately $3 thousand (2010: $7 thousand) in non-cash compensation resulting from options granted to management employees in 2008 and 2009, and $2 thousand (2010: $Nil) in non-cash compensation from options granted to non-employee directors in 2010.

General and administrative expenses increased from $65 thousand in the first quarter of 2010 to $110 thousand in the first quarter of 2011. The increase relates to the write-off of a receivable in the amount of approximately $52 thousand, which is no longer collectible.

Professional Fees

Professional fees for the first quarter of 2011 decreased by $272 thousand, or 64%, to $153 thousand from $425 thousand in the first quarter of 2010.

The decrease in professional fees is primarily attributable to the dismissal by the United States District Court of Delaware in February 2011 of the patent infringement lawsuit against IntelGenx that was initiated by Biovail in August 2009. The dismissal of the litigation followed our previous announcement on January 4, 2011 that the court had ruled in favor of IntelGenx regarding claim construction for the two patent terms at issue in the patent infringement action brought forward by Biovail under the Drug Price Competition and Patent Term Restoration Act ("Hatch-Waxman Act"). The ruling arose from a special proceeding required under U.S. patent law called a "Markman Hearing" where both sides presented to the court their arguments on how they believed the patent terms at issue should be interpreted. Subsequent to the ruling on the Markman Hearing, Biovail agreed to dismissal of the action.

In the first quarter of 2010, we incurred legal expenses in respect of the Biovail litigation of approximately $313 thousand, compared with $20 thousand in the first quarter of 2011.

Included within professional fees in the first quarter of 2011 is a non-cash expense of approximately $4 thousand (2010: $3 thousand) for options granted to investor relation firms for investor relation services.

Share-Based Compensation Expense, Warrants and Stock Based Payments

Share-based compensation expense, warrants and share-based payments totaled $12 thousand in the first quarter of 2011, compared with $11 thousand in the first quarter of 2010.

We expensed approximately $6 thousand in the first quarter of 2011 for options granted to our employees in 2009 and 2010 under the 2006 Stock Option Plan and approximately $2 thousand for options granted to non-employee directors in 2010, compared with $8 thousand and $Nil, respectively, which was expensed in the first quarter of the previous year.

We also expensed $4 thousand in the first quarter of 2011 for options granted to investor relation firms for investor relation services, compared to $3 thousand that was expensed in the first quarter of 2010.

There remains approximately $41 thousand in stock-based compensation to be expensed in fiscal 2011 and 2012 of which approximately $31 thousand relates to the issuance of options to our employees and directors during 2009 and 2010, and approximately $10 thousand relates to options granted to investor relations firms. We anticipate the issuance of additional options and warrants in the future, which will continue to result in stock-based compensation expense.

Net Loss

The net loss for the first quarter of 2011 improved by $172 thousand, or 22%, versus the net loss of $772 thousand in the same period of the previous year. The decrease in net loss primarily relates to a decrease in legal fees of $293 thousand related to the dismissal of the Biovail litigation that was partly offset by a decrease in revenue and other income of $84 thousand, and the write-off of an accounts receivable in the amount of $52 thousand deemed to be no longer collectible

Included within the net loss for the first quarter of 2011 is a loss of approximately $35 thousand related to a foreign exchange impact arising from the translation of our operating currency into our reporting currency, which is the effect of the strengthening of the Canadian dollar versus the U.S. dollar.

Key items from the Balance Sheet as at March 31, 2011 compared to December 31, 2010

In U.S.$ thousands			Increase/	Percentage
	2011	2010	(Decrease )	Change
Current Assets	$1,156	$1,666	$(510)	31%
Property and Equipment	158	159	(1)	1%
Current Liabilities	278	349	(71)	20%
Total Equity	11,207	11,087	120	1%

Current Assets

Current assets totaled $1,156 thousand at March 31, 2011 compared with $1,666 thousand at December 31, 2010. The decrease of $510 thousand is attributable to a decrease in cash and cash equivalents of approximately $569 thousand and a decrease in accounts receivable of approximately $5 thousand, partially off-set by an increase in prepaid expenses of $18 thousand and an increase in investment tax credits receivable of approximately $46 thousand.

Prepaid Expenses

As of March 31, 2011, prepaid expenses totaled $65 thousand, compared to $47 thousand at December 31, 2010. The increase relates primarily to a deposit paid in respect of planned attendance at an exhibition in the fourth quarter of 2011.

Liquidity and Capital Resources

Cash and cash equivalents totaled $575 thousand as at March 31, 2011, representing a decrease of $569 thousand, compared to $1,144 thousand as at December 31, 2010.

On March 4, 2011, $108 thousand agents’ warrants were exercised for 227,625 common shares having a par value of $0 thousand for cash consideration of $108 thousand, resulting in an increase in additional paid-in capital of $108 thousand.

As at March 31, 2011, we had accumulated a deficit of $10,361 thousand compared with an accumulated deficit of $9,761 thousand as at December 31, 2010. Total assets amounted to $1,314 thousand and shareholders’ equity totaled $1,036 thousand as at March 31, 2011, compared with total assets and shareholders’ equity of $1,825 thousand and $1,476 thousand, respectively, as at December 31, 2010.

Accounts receivable totaled $273 thousand (December 31, 2010: $278 thousand) as at March 31, 2011, of which approximately $135 thousand is a sales tax refund that we expect to receive in the second quarter of 2011. In the first quarter of 2011, we wrote-off a receivable in the amount of approximately $52 thousand that was no longer deemed to be collectible.

In addition, we had R&D investment tax credits receivable of approximately $243 thousand as at March 31, 2011 as compared to $197 thousand as at December 31, 2010. We expect to receive a refund of approximately $200 thousand of the R&D investment tax credits during the fourth quarter of 2011.

Accounts payable and accrued liabilities as at March 31, 2011 amounted to $278 thousand (December 31, 2010 - $349 thousand), of which approximately $31 thousand relates to research and development activities, approximately $85 thousand relates to professional fees, and approximately $148 thousand relates to accrued payroll liabilities.

Property and Equipment

As at March 31, 2011, the net book value of property and equipment amounted to $158 thousand, compared to $159 thousand at December 31, 2010. In the quarter ended March 31, 2011, additions to assets totaled $3 thousand, total depreciation amounted to $8 thousand and a foreign exchange gain of $4 thousand was recorded.

Capital Stock

As at March 31, 2011, capital stock amounted to $398 compared to $396 at December 31, 2010. The increase reflects the issuance of 227,625 shares at par value of $0.00001 related to the exercise of agents’ warrants on March 4, 2011. Capital stock is disclosed at its par value with the excess of proceeds shown in Additional Paid-in-Capital.

Additional Paid-in-Capital

Additional paid-in capital totaled $11,207 thousand at March 31, 2011 compared with $11,087 thousand at December 31, 2010. The change is made up of an increase of $108 thousand related to the exercise of agents’ warrants and $12 thousand for stock-based compensation, of which approximately $4 thousand is attributable to the amortization of stock options granted to our investor relations consultants and approximately $8 thousand is attributable to the amortization of stock options granted to employees and directors.

Key items from the Statement of Cash Flows for the three month period ended March 31, 2011 compared to the three month period ended March 31, 2010

In U.S.$ thousands			Increase/	Percentage
	2011	2010	(Decrease)	Change
Operating Activities	$(712)	$(534)	$178	33%
Financing Activities	108	-	108	N/A
Investing Activities	(3)	(3)	-	0%
Cash and cash equivalents - end of period	575	1,037	(462)	45%

Statement of cash flows

Net cash used by operating activities was $712 thousand in the three months ended March 31, 2011 compared to $534 thousand for the same period in 2010. In the first quarter of 2011, net cash used by operating activities consisted of an operating loss of $600 thousand and a decrease in non-cash operating elements of working capital of $184 thousand.

Operating activities will continue to consume our available funds until we are able to generate increased revenues.

The net cash provided by financing activities was $108 thousand in the first quarter of 2011, compared to $Nil in the same period of the previous year. On March 4, 2011, agents’ warrants were exercised for 227,625 common shares having a par value of $0 thousand for cash consideration of $108 thousand, resulting in an increase in additional paid-in capital of $108 thousand.

Net cash used in investing activities amounted to $3 thousand in the quarter ended March 31, 2011 compared to $3 thousand in the first quarter of 2010.

The balance of cash and cash equivalents as at March 31, 2011 amounted to $575 thousand, compared to $1,037 thousand at March 31, 2010.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Results of Operations – Year ended December 31, 2010 compared to the Year ended December 31, 2009.

			Increase/	Percentage
In U.S.$ thousands	2010	2009	(Decrease)	Change

Revenue	$948	$1,275	$(327)	26%
Other Income	389	4	385	9,625%
Research and Development Expenses	1,747	1,422	325	23%
Research and Development Tax Credit	(182)	(185)	(3)	2%
Management Salaries	747	584	163	28%
General and Administrative Expenses	335	360	(25)	7%
Professional Fees	1,648	437	1,211	277%
Interest and Financing Fees	98	784	(686)	88%
Foreign Exchange Gain	(4)	(98)	(94)	96%
Income taxes	-	(130)	(130)	100%
Net Loss	(3,096)	(1,940)	1,156	60%

Revenue

Revenue decreased by $327 thousand, or 26%, to $948 thousand for the year ended December 31, 2010 from $1,275 thousand for the year ended December 31, 2009.

In the year ended December 31, 2010, royalty revenues earned from commercialization of the first product fully-developed by us, a prenatal multivitamin supplement marketed as Gesticare® in the USA, decreased by approximately 18% to $228 thousand from $277 thousand in the previous year. The deterioration resulted from increased competition in the nutritional supplement market.

Revenue earned from our pharmaceutical partners for development milestones achieved, including non-refundable upfront license fees, decreased by $278 thousand, or 28%, to $720 thousand, compared with $998 thousand in the previous year. The decrease is attributable to development contracts that were in effect during 2009 that have either been temporarily suspended, postponed, or terminated, and relate primarily to the suspension of R&D operations by Cynapsus Therapeutics Inc. (formerly Cannasat Therapeutics Inc.) for projects to develop products indicated for the relief of neuropathic pain, and for schizophrenia, and Circ Pharma for a product to reduce cholesterol. In addition, the commercialization of Gesticare® has resulted in royalty income, which is partially offset by reduced development milestones for this pre-natal multivitamin supplement project. The co-development and commercialization agreement entered into with RedHill Biopharma Ltd. on August 26, 2010 partially compensated for the reduction in revenue. In November 2010, we acquired from Cynapsus full control of, and interest in, the project for symptomatic management of Multiple Sclerosis (MS) induced central neuropathic pain and chemotherapy induced nausea. We are currently negotiating with a number of potential partners related to new development projects for various drug candidates and, whilst the timing of such events is difficult to predict, we are optimistic of securing contracts in the near future.

Other Income

Interest and other income of $389 thousand were recorded in the year ended December 31, 2010, compared with $4 thousand in the previous year. Included within other income in fiscal 2010 is approximately $329 thousand relating to the write-back of potential liabilities accrued in previous years that are no longer expected to be realized, plus approximately $45 thousand related to the refund of investment tax credits for fiscal 2008 that exceeded the amount recorded as receivable.

Research and Development (“R&D”) Expenses

R&D expenses totaled $1,747 thousand in the year ended December 31, 2010 compared with $1,422 thousand in the previous year, representing an increase of $325 thousand, or 23%.

The increase in R&D expenses can be primarily attributed to a foreign exchange impact of approximately $158 thousand arising from the translation of our operating currency into our reporting currency, and an increase in R&D expenditure for clinical studies.

Included within R&D expenses for 2010 are R&D Salaries of $491 thousand, of which approximately $9 thousand represents non-cash compensation. This compares to R&D Salaries of $409 thousand in 2009, of which approximately $2 thousand represented non-cash compensation. The increase in R&D Salaries is primarily attributable to the foreign exchange impact of approximately $44 thousand arising from the translation of our operating currency into our reporting currency, plus R&D staff salary increases.

In the year ended December 31, 2010, we recorded estimated Research and Development Tax Credits and refunds of $182 thousand, compared with $185 that was recorded in the previous year.

Management Salaries and General and Administrative (“G&A”) Expenses

Management salaries increased from $584 thousand in fiscal 2009 to $747 thousand in fiscal 2010, representing an increase of $163 thousand, or 28%. The increase is primarily attributable to a foreign exchange impact of approximately $68 thousand arising from the translation of our operating currency into our reporting currency, the payment of Directors Fees in the amount of approximately $90 thousand (2009: $28 thousand, albeit in 2009 Directors Fees were classified under general and administrative expenses rather than management salaries), and the payment of approximately $90 thousand (2009: $Nil) in respect of the termination of a consultancy agreement. These increases were partially offset by the decision of the Board of Directors to not grant performance-related bonuses to management for the fiscal year 2010, compared with the amount of bonuses paid to management in the previous year of approximately $63 thousand.

Included in management salaries are approximately $23 thousand (2009: $21 thousand) in non-cash compensation resulting from options granted to management employees in 2008 and 2009, and $28 thousand (2009: $29 thousand) in non-cash compensation from options granted to non-employee directors in 2010.

General and administrative expenses decreased to $335 thousand in the year ended December 31, 2010 from $360 thousand in the year ended December 31, 2009. The decrease relates to an amount of approximately $27 thousand related to a deposit paid for the anticipated lease of new premises that was written off in 2009 following management’s decision to remain at its current premises for the foreseeable future, and a further reduction of approximately $28 thousand arising from the reclassification of Directors Fees from general and administrative expenses to management salaries. These reductions were partially compensated by a foreign exchange impact of approximately $30 thousand arising from the translation of our operating currency into our reporting currency.

Included in general and administrative expenses is the write-off of a receivable in the amount of approximately $223 thousand that was owed to us by Cynapsus Therapeutics Inc. We agreed to the write-off of this debt as part of the agreement to acquire full control of, and interest in, project INT0010. An allowance for doubtful accounts in respect of 50% of this receivable was recorded by us in the year ended December 31, 2009.

Professional Fees

Professional fees for the year ended December 31, 2010 increased to $1,648 thousand compared to $437 thousand for the year ended December 31, 2009.

The increase in professional fees is primarily attributable to legal expenses of approximately $1,035 thousand (2009: $64 thousand) related to the defense of the Biovail lawsuit. On August 18, 2009, our former development partner Cary Pharmaceuticals was sued by Biovail in the U.S. District Court of Delaware for patent infringement under provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 (Hatch-Waxman Act), with respect to Biovail's U.S. Patent No. 6,096,341. Under an agreement executed between us and Cary on May 7, 2010, Cary assigned to us its 50% ownership stake in CPI-300, including all rights and interest in the regulatory approvals as well as the NDA, and we assumed full and complete responsibility for the Biovail litigation, including the costs thereof. On October 19, 2010, the Court granted a motion to substitute us as defendant and counter plaintiff in place of Cary. On January 4, 2011, we announced that the United States District Court of Delaware had ruled in our favor regarding claim construction for the two patent terms at issue in the patent infringement action, and on February 3, 2011 we announced that the Court had dismissed the lawsuit.

In addition, general legal expenses increased by approximately $145 thousand from $57 thousand in 2009 to $202 thousand 2010, primarily as a result of (i) negotiations to acquire a strategic ownership position in Pillar5 Pharma Inc., a state-of-the-art manufacturer of quality products for the pharmaceutical industry, (ii) the acquisition from Cary Pharmaceuticals of full ownership of CPI-300, a novel strength of the antidepressant bupropion HCl, the active ingredient in Wellbutrin XL®, and (iii) the acquisition from Cynapsus Thereapeutics Inc. of project INT0010.

Also included within professional fees are business development expenses of approximately $87 thousand (2009: $30 thousand) and shareholder/investor relations expenses of approximately $182 thousand (2009: $135 thousand) of which approximately $14 thousand (2009: $38 thousand) is a non-cash expense for options granted to investor relation firms for investor relation services.

Share-Based Compensation Expense, Warrants and Stock Based Payments

Share-based compensation expense, warrants and share-based payments totaled $170 thousand for the year ended December 31, 2010, compared to $104 thousand for the year ended December 31, 2009.

On July 28, 2010, we restated the exercise price of the warrants issued with respect to the convertible notes transaction on May 22, 2007 from $0.80 to $0.48. The restatement resulted in an increase in the fair value of the warrant and an additional compensation charge of approximately $96 thousand. There was no corresponding charge in the previous year.

We expensed approximately $32 thousand in 2010 for options granted to our employees in 2008, 2009 and 2010 under the 2006 Stock Option Plan and approximately $28 thousand for options granted to non-employee directors in 2010, compared with $37 thousand and $29 thousand, respectively, which was expensed in the previous year.

We also expensed $14 thousand in 2010 for options granted to investor relation firms for investor relation services, compared to $38 thousand that was expensed in 2009.

There remains approximately $68 thousand in stock-based compensation to be expensed in fiscal 2011 and 2012 of which approximately $54 thousand relates to the issuance of options to our employees and directors during 2009 and 2010, and approximately $14 thousand relates to options granted to investor relations firms. We anticipate the issuance of additional options and warrants in the future, which will continue to result in stock-based compensation expense.

Financing Cost

Interest and financing fee expense totaled $98 thousand for the year ended December 31, 2010, compared with $784 thousand for the year ended December 31, 2009.

On July 28, 2010, we restated the exercise price of the warrants issued with respect to the convertible notes transaction on May 22, 2007 from $0.80 to $0.48. The restatement resulted in an increase in the fair value of the warrant and an additional compensation charge of approximately $96 thousand.

Included within the expense for 2009 were interest payments and an accretion expense totaling $592 thousand related to convertible notes issued in May 2007, the outstanding balance of which was repaid in September 2009. In addition, in the third quarter of 2009, approximately $254 thousand of convertible notes were exchanged for 705,158 shares of common stock. Certain convertible note holders took advantage of a one-time option that arose as a result of our third quarter 2009 Special Warrant Offering to convert part of the convertible debt at CDN$0.40 (approximately US$0.36) per share as opposed to the convertible note agreement rate of $0.70 per share. This conversion resulted in a debt conversion expense of approximately $175 thousand, which was expensed in the third quarter of 2009.

Foreign Exchange

A foreign exchange gain of approximately $4 thousand was recorded in the year ended December 31, 2010 compared with a foreign exchange gain of $98 thousand in the previous year. The foreign exchange gains relate primarily to currency fluctuations between the Canadian dollar and the U.S. dollar.

Net Loss

The net loss for the year ended December 31, 2010 was $3,096 thousand and represents a deterioration of $1,156 thousand compared to the net loss of $1,940 thousand for the previous year. The main items resulting in the increase in net loss are summarized as follows:

a)	An increase in legal expenses of approximately $1,116 thousand, of which approximately $971 thousand is related to the defense of the Biovail lawsuit.

b)	An increase in R&D expenses of approximately $325 thousand, primarily related to clinical studies.

c)	An increase in management salaries of approximately $163 thousand, primarily related to directors fees and severance payments, and partially offset by the non-payment of management bonuses.

d)	A reduction in foreign exchange gain of approximately $94 thousand.

e)

A reduction in interest and financing fees of approximately $686 thousand as a result of the repayment in September 2009 of convertible notes issued in May 2007, partially offset by the loss of the related deferred tax credit of approximately $130 thousand.

Included within the net loss for 2010 is approximately $280 thousand related to a foreign exchange impact arising from the translation of our operating currency into our reporting currency, which is the effect of the recent strengthening of the Canadian dollar versus the U.S. dollar.

Key Items from the Balance Sheet

			Increase/	Percentage
In U.S.$ thousands	2010	2009	(Decrease)	Change

Current Assets	$1,666	$2,703	$(1,038)	38%
Property and Equipment	159	159	0	N/A
Current Liabilities	349	705	(356)	50%
Total Equity	11,087	8,809	2,278	26%

Current Assets

Current assets totaled $1,665 thousand at December 31, 2010 compared with $2,703 thousand at December 31, 2009. The decrease of $1,038 thousand is attributable to a decrease in cash and cash equivalents of approximately $381 thousand, a decrease in accounts receivable of approximately $340 thousand, and a decrease in investment tax credits receivable of approximately $315 thousand.

Prepaid Expenses

As of December 31, 2010, prepaid expenses totaled $47 thousand as compared to $48 thousand at December 31, 2009.

Contractual Obligations and Commitments

Excluding trade accounts payable and accrued liabilities, we are committed to the following contractual obligations and commitments:

	2011 (Less
	than 1 Year)	1 Year or More

Operating Lease Obligations	$17	$0
Investor Relations	$19	$0
Total	$36	$0

Liquidity and Capital Resources

Cash and cash equivalents totaled $1,144 thousand as at December 31, 2010, representing a decrease of $381 thousand as compared to $1,525 thousand as at December 31, 2009. On August 27, 2010, we completed a private placement of 6,500,000 units at CAD$0.40 (approximately US$0.38) per unit for gross proceeds of CAD$2.6 million (approximately US$2,465 thousand). Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder thereof to purchase one common share at an exercise price of CAD$0.50 (approximately US$0.47) expiring on August 27, 2013. The exercise price of the warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization. The proceeds of the private placement have and will be used to support our strategic development projects and for working capital purposes.

We paid an agent a) cash compensation in the amount of CAD$208 thousand (approximately US$197 thousand), which is equal to 8% of the gross proceeds of the offering, b) a corporate finance fee of CAD$20 thousand (approximately US$19 thousand) and c) issued 520,000 compensation options, which was equal to 8% of the number of units sold in the offering. Each compensation option entitles the agent to purchase one common share at an exercise price of CAD$0.50 (approximately US$0.47) expiring on August 27, 2012. The exercise price of the compensation options is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization.

In addition, we paid approximately $140 thousand in cash consideration for other transaction costs. All of the above transaction costs have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

As at December 31, 2010, we had accumulated a deficit of $9,761 thousand compared with an accumulated deficit of $6,665 thousand as at December 31, 2009. Total assets amounted to $1,825 thousand and shareholders’ equity totaled $1,476 thousand as at December 31, 2010, compared with total assets and shareholders’ equity of $2,862 thousand and $2,157 thousand, respectively, as at December 31, 2009.

Accounts receivable totaled $278 thousand (2009: $618 thousand) as at December 31, 2010, of which approximately $132 thousand is a sales tax refund that we expect to receive in the first half of 2011. As part of the agreement to acquire full control of, and interest in, project INT0010, we agreed to write off approximately $223 thousand that was owed to us by Cynapsus Therapeutics Inc. An allowance for doubtful accounts in the amount of $110 thousand was recorded against this receivable in the year ended December 31, 2009.

In addition, we had R&D investment tax credits receivable of approximately $197 thousand as at December 31, 2010 as compared to $512 thousand as at December 31, 2009. We expect to receive the R&D investment tax credits during the fourth quarter of 2011.

Accounts payable and accrued liabilities as at December 31, 2010 amounted to $349 thousand (December 31, 2009 - $705 thousand), of which approximately $80 thousand relates to research and development activities, approximately $153 thousand relates to professional fees, and approximately $112 thousand relates to accrued payroll liabilities. Included within other accruals is approximately $1 thousand due to a shareholder. The reduction in accounts payable and accrued liabilities as at December 31, 2010 compared with December 31, 2009 is primarily attributable to the write-back of potential liabilities accrued in previous years that are no longer expected to be realized.

Property and Equipment

As at December 31, 2010, the net book value of property and equipment amounted to $159 thousand, compared to $159 thousand at December 31, 2009. In the year ended December 31, 2010, additions to assets totaled $37 thousand and comprised $30 thousand for laboratory equipment, $3 thousand for computer equipment and $4 thousand for office equipment, fixtures and fittings. Total depreciation in the year ended December 31, 2010 amounted to $44 thousand and a foreign exchange gain of $7 thousand was recorded.

Capital Stock

As at December 31, 2010, capital stock amounted to $396 compared to $331 at December 31, 2009. The increase reflects the issuance of 6,500,000 shares at par value of $0.00001 related to the private placement completed on August 27, 2010. Capital stock is disclosed at its par value with the excess of proceeds shown in Additional Paid-in-Capital.

Additional Paid-in-Capital

Additional paid-in capital totaled $11,087 thousand at December 31, 2010, as compared to $8,809 thousand at December 31, 2009. The change is made up of increases of $1,490 thousand, $974 thousand, and $117 thousand for the private placement completed on August 27, 2010 in relation to common stock issued, warrants, and agent’s compensation, respectively, as well as a decrease of $473 thousand for transaction costs. Additional paid in capital also increased by $96 thousand related to the modification of warrant terms, and by $74 thousand for stock-based compensation of which approximately $14 thousand is attributable to the amortization of stock options granted to our investor relations consultants and approximately $60 thousand is attributable to the amortization of stock options granted to employees and directors.

Key items from the Statement of Cash Flows

			Increase/	Percentage
In U.S.$ thousands	2010	2009	(Decrease)	Change

Operating Activities	$(2,580)	$(1,588)	$992	63%
Financing Activities	2,109	2,131	(22)	1%
Investing Activities	(37)	254	(291)	115%
Cash and cash equivalents - end of period	1,144	1,525	(381)	25%

Statement of cash flows

Net cash used by operating activities was $2,580 thousand in the year ended December 31, 2010, compared to $1,588 thousand for the year ended December 31, 2009. In fiscal 2010, net cash used by operating activities consisted of an operating loss of $3,096 thousand and an increase in non-cash operating elements of working capital of $302 thousand. The increase in net cash used by operating activities is primarily attributable to the costs of the Biovail litigation in respect of CPI-300, which was dismissed by the United States District Court of Delaware on February 2, 2011.

Operating activities will continue to consume our available funds until we are able to generate increased revenues.

The net cash provided by financing activities was $2,109 thousand in fiscal 2010, compared to $2,131 thousand provided in the previous year. The net cash provided in 2010 resulted from the private placement completed on August 27, 2010 for gross proceeds of $2,465 thousand, less related transaction costs of $356 thousand. Of the net cash provided by financing activities in the previous year, $3,873 thousand came from private placements completed in the third quarter of 2009, less $678 thousand used to pay related transaction costs of those private placements and less $976 thousand used to repay the balance of convertible notes that were outstanding at September 22, 2009.

Net cash used in investing activities amounted to $37 thousand in the year ended December 31, 2010 compared to net cash provided of $254 thousand in the year ended December 31, 2009. Included within the provision of funds in 2009 was approximately $277 thousand in respect of the restricted cash for the CPI-300 project under the collaborative agreement with Cary Pharmaceuticals that was terminated on May 7, 2010.

Cash of $37 thousand was used to purchase capital assets in the year ended December 31, 2010 (2009: $23 thousand), including approximately $19 thousand for laboratory equipment that was purchased from a shareholder, who is also an officer of our company.

The balance of cash and cash equivalents as at December 31, 2010 amounted to $1,144 thousand, compared to $1,525 thousand at December 31, 2009.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

USE OF PROCEEDS

The selling security holders will receive all of the proceeds from the sale of shares of common stock pursuant to this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the warrants, as well as from the exercise of the placement agent and finders warrants. Any such proceeds will be used to support our strategic development projects and for working capital.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board under the symbol “IGXT” since January 2007. In addition, our common stock has been listed on the TSX Venture Exchange under the symbol “IGX” since May 2008. The table below sets forth the high and low bid prices of our common stock as reported by the OTC Bulletin Board and the TSX-V for the periods indicated. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	OTCBB		TSX-V
	High	Low	High	Low

	(U.S.$)	(U.S.$)	(CAD$)	(CAD$)

2011
Second Quarter	$0.90	$0.52	$0.82	$0.50
First Quarter	$0.69	$0.33	$0.69	$0.37

2010
Fourth Quarter	$0.46	$0.28	$0.48	$0.27
Third Quarter	$0.52	$0.28	$0.50	$0.34
Second Quarter	$0.52	$0.40	$0.53	$0.42
First Quarter	$0.62	$0.42	$0.65	$0.425

2009
Fourth Quarter	$0.71	$0.52	$0.70	$0.57
Third Quarter	$0.70	$0.50	$0.74	$0.51
Second Quarter	$0.60	$0.28	$0.62	$0.37
First Quarter	$0.60	$0.25	$0.75	$0.40

2008
Fourth Quarter	$0.95	$0.30	$0.90	$0.50
Third Quarter	$0.98	$0.67	$1.09	$0.85

Number of Shareholders

On July 5, 2011, there were approximately 96 holders of record of our common shares, one of which was Cede & Co., a nominee for Depository Trust Company, and one of which was The Canadian Depository for Securities Limited, or CDS. All of our common shares held by brokerage firms, banks and other financial institutions in the United States and Canada as nominees for beneficial owners are considered to be held of record by Cede & Co. in respect of brokerage firms, banks and other financial institutions in the United States, and by CDS in respect of brokerage firms, banks and other financial institutions located in Canada. Cede & Co. and CDS are each considered to be one shareholder of record.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant.

Equity Compensation Plan Information

2006 Stock Option Plan

A majority of our shareholders approved the 2006 Stock Option Plan at our Annual General Meeting of Stockholders held on August 10, 2006. Under the 2006 Stock Option Plan, up to 1,600,749 shares of common stock may be issued upon the exercise of options granted to directors, management, employees and consultants.

In May of 2008, the term of all options granted under the 2006 Stock Option Plan was amended to provide for a term not to exceed five years, in order to ensure compliance with applicable rules and regulation of the TSX Venture Exchange.

At the Annual General Meeting of Stockholders on September 8, 2008, our shareholders approved an amendment to the 2006 Stock Option Plan in order to increase the number of shares available under the plan by 473,251, to 2,074,000.

At the Annual General Meeting of Stockholders on June 3, 2010, our shareholders approved an amendment to the 2006 Stock Option Plan in order to increase the number of shares available under the plan by 1,234,127 to 3,308,127.

As of December 31, 2010, 222,571 options have been exercised.

Equity Compensation Plan Information as of December 31, 2010

	Number of Securities	Weighted-	Number of securities
	to be issued upon	Average	remaining available
	exercise of	Exercise Price of	for future issuance
	outstanding options,	outstanding	under equity
	warrants and rights	options,	compensation plans
		warrants and rights	(excluding securities
reflected in the first
column)
Equity Compensation Plans Approved by Security Holders	1,698,088	$0.53	1,387,468

Equity Compensation Plans Not Approved by Security Holders	None	None	None

Total	1,698,088	$0.53	1,387,468

On September 26, 2006, we granted options to purchase 225,000 shares of common stock to three non-employee directors. These options have an exercise price of $0.41, vest upon issuance and expire on September 26, 2016. The expiration date was subsequently amended to September 26, 2011.

On October 1, 2006, we granted options to purchase up to 69,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest upon issuance, and expire on October 1, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 9, 2006, we granted options to purchase up to 450,000 shares of common stock to the CEO and a management employee. These options have an exercise price of $0.41, vest upon issuance, and expire on November 9, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 13, 2006, we granted options to purchase up to 250,000 shares of common stock to a consultant. These options have an exercise price of $0.41, vest over two years at the rate of 25% every six months, and expire on November 13, 2016. The expiration date was subsequently amended to September 26, 2011.

On November 16, 2006, we granted options to purchase up to 100,000 shares of common stock to employees and 25,000 options to a consultant. These options have an exercise price of $0.41, vest over 2 years at the rate of 25% every six months, and expire on November 16, 2016. The expiration date was subsequently amended to September 26, 2011.

On August 9, 2007, we granted options to purchase up to 107,500 shares of common stock to four non-employee directors. These options have an exercise price of $1.15, vest upon issuance, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012.

On August 9, 2007, we granted options to purchase up to 75,000 shares of common stock to our former Vice President of Business Development. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012. The contract for the Business Development Consultant was terminated in November, 2010 and the options granted expired in February, 2011.

On August 9, 2007, we granted options to purchase up to 75,000 shares of common stock to our former chief financial officer. These options have an exercise price of $1.15, vest over 2 years at the rate of 25% every six months, and expire on August 9, 2017. The expiration date was subsequently amended to August 9, 2012. As the result of the termination of the employment agreement with our chief financial officer, options to purchase 75,000 shares of common stock expired un-exercised in November of 2008.

On May 22, 2008, we granted options to purchase up to 51,176 shares of common stock to two of our non-employee directors. These options have an exercise price of $0.85, vest immediately, and expire on May 22, 2013.

On May 29, 2008, we granted options to purchase up to 400,000 shares of common stock to Auctus Capital in consideration for investor relation services. The option grant was subject to shareholder approval to increase the number of shares to be issued under the 2006 Stock Option Plan. The shareholders approved to increase the number of shares by 473,251, to 2,074,000 at the Annual General Meeting on September 8, 2008. The options granted to Auctus Capital have an exercise price of $1.00, and vest based on a combination of the achievement of certain performance conditions and the passage of time. As a result of the termination of the agreement, all options to purchase common stock expired un-exercised in May of 2009.

On September 8, 2008, we granted options to purchase up to 75,000 shares of common stock to a non-employee director of our company. These options have an exercise price of $0.85, vest immediately, and expire on September 8, 2013.

On September 8, 2008, we granted options to purchase up to 100,000 shares of common stock to our chief financial officer. These options have an exercise price of $0.85, vest over 2 years at the rate of 25% every six months, and expire on September 8, 2013.

On March 11, 2009, we granted options to purchase up to 25,000 shares of common stock to an employee of our company. The options have an exercise price of $0.31, vest over 2 years at the rate of 25% every six months, and expire on March 11, 2014.

On October 3, 2009, we granted options to purchase up to 50,000 shares of common stock to Little Gem Life Science Partners in consideration for investor relation services. The options have an exercise price of $0.55, vest 50% on the first anniversary, and 50% on the second anniversary, of the agreement and expire on October 3, 2012.

On November 24, 2009, we granted options to purchase up to 125,000 shares of common stock each to three of our non-employee directors, the chief financial officer and the chief executive officer. The options have an exercise price of $0.61. The options for the non-employee directors vest immediately and the options for the executive employees vest over 2 years at the rate of 25% every six months. All options expire on November 24, 2014.

On January 22, 2010, we granted options to purchase up to 50,000 shares of common stock to Sector Speak in consideration for investor relation services. The options have an exercise price of $0.47, vest 50% on the first anniversary, and 50% on the second anniversary, of the agreement and expire on January 22, 2013.

On May 17, 2010, we granted options to purchase up to 75,000 shares of common stock to a non-employee director. The options have an exercise price of $0.45, vest immediately, and expire on May 17, 2015.

On May 17, 2010, we granted options to purchase up to 25,000 shares of common stock to each of 3 employees. The options have an exercise price of $0.45, vest over 2 years at the rate of 25% every six months, and expire on May 17, 2015.

On August 10, 2010, we granted options to purchase up to 75,000 shares of common stock to each of 2 non-employee directors. The options have an exercise price of $0.37, vest over 2 years at the rate of 25% every six months, and expire on August 10, 2015.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

There were no purchases or repurchases of our equity securities by us or any affiliated purchasers.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of July 11, 2011 concerning the directors and officers. The biographies of each of the directors below contain information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director for us.

Name	Age	Position	Position since
Horst G. Zerbe	64	President and Chief Executive Officer, Director	April 2006
Paul A. Simmons	49	Chief Financial Officer	September 2008
J. Bernard Boudreau(1)(2)	67	Director	June 2006
Ian Troup(1)(2)	68	Director	May 2008
Bernd J. Melchers (1)	58	Director	April 2009
John Marinucci	54	Director	August 2010
Rajiv Khosla	49	Director	May 2011
Ingrid Zerbe	57	Corporate Secretary and Director of Finance and Administration	April 2006

(1) Audit Committee member
(2) Compensation Committee member

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. Officers are appointed annually by the board of directors and each executive officer serves at the discretion of the board.

Horst G. Zerbe, Ph.D.

Dr. Zerbe has more than 20 years’ experience in the pharmaceutical industry. He has been the President, Chief Executive Officer, and Chairman of IntelGenx Technologies Corp. since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, since 2005. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he was Vice President of R&D at LTS Lohmann Therapy Systems in West Caldwell, NJ. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company’s own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, our Corporate Secretary and Director of Finance and Administration.

Paul A. Simmons

Mr. Simmons was appointed as our Chief Financial Officer in September 2008. From 2003-2008, Mr. Simmons was employed by the CLAAS Group, a leading manufacturer of agricultural harvesting machinery. Mr. Simmons was initially based at Group HQ in Germany as Head of Corporate Controlling. In August 2005, he transferred to the Baler Manufacturing subsidiary (Usines CLAAS France) as Director of Finance and Administration, where he was responsible for developing and implementing a business turnaround plan. Following the success of the turnaround, Mr. Simmons was transferred in September 2006 to the French subsidiary Renault Agriculture as Head of Corporate and Industrial Controlling with the mandate to restructure and integrate the newly acquired Tractor Manufacturing Division into the CLAAS Group. Mr. Simmons’ international finance credentials include an Association of Financial Controllers and Administrators (AFCA) certification, and a designation with the Association of Accounting Technicians (AAT). He has expertise in both U.S. Generally Accepted Accounting Principles (GAAP) and International Financial Reporting Standards (IFRS).

J. Bernard Boudreau

Mr. Boudreau has been a director of IntelGenx Technologies Corp. since June 2006. From 2005 to 2008, Mr. Boudreau served as the Vice-President of Pharmeng International Inc., a pharmaceutical manufacturing and consulting company listed on the Toronto Stock Exchange. Since 2001, he has been President and CEO of Radcliffe Consulting and Investment Limited, a private consulting firm located in Halifax, N.S. Mr. Boudreau has also served on the Board of Directors of a number of public and private companies, including Export Development Canada and the Bank of Canada. He also currently serves on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, and one of our manufacturing partners.

Mr. Boudreau has a distinguished record as a lawyer, businessman and public figure. His litigation experience includes successful appearances at every level of the judicial system in Nova Scotia. He was appointed as Queen's Counsel in 1985. Mr. Boudreau was first elected to the provincial legislature of Nova Scotia in 1988. He served as Chair of the Public Accounts Committee and opposition critic for Finance and Economic Development. In 1993, he was re-elected as a member of government and held responsibilities as Minister of Finance, Minister of Health, Chair of the Cabinet Priorities and Planning Committee. Mr. Boudreau served as Government Leader in the Senate of Canada and Member of the federal Cabinet between 1999 and 2001.

Ian (John) Troup

Mr. Troup has been a director of IntelGenx Technologies Corp. since May 2008. From April 2008 to December 2009, Mr. Troup was a Director of Vital Medix, an early stage drug development company. In July 2007, he was appointed to the Board of Medisyn Technologies Inc., a privately held "in silica" drug discovery and development company. From September 1995 until his retirement in December 2003, Mr. Troup was President and Chief Operating Officer of Upsher-Smith Laboratories, a privately held pharmaceutical company. Prior to this, he served as President of Schwarz Pharma in the UK for seven years, followed by serving as President of Schwarz Pharma USA in Minnesota for an additional nine years.

Born and educated in Scotland, Mr. Troup has worked in the pharmaceutical industry for over 35 years. Originally an industrial chemist, he held executive positions in sales and marketing for several leading companies. His experience includes new product development and launch, M&A and strategic planning.

Bernd J. Melchers

Mr. Melchers has been a director of IntelGenx Technologies Corp. since April 2009. From January 2001 until his retirement in December 2004, Mr. Melchers was Managing Director of 3M Dyneon Holding GmbH, Germany and Global Chief Financial Officer of the world wide operating 3M Dyneon Group, a subsidiary of 3M Corporation headquartered in Minnesota. Prior to this he served, from July 1995 to December 2000, as the Controller at the European Business Center of 3M Medical Markets Europe in Belgium. Prior to this, he held various senior Financial Manager positions at the Medical-Surgical Division of 3M in St. Paul, Minnesota, at 3M Health Care Products, Germany, and at 3M Pharmaceutical Products, Germany.

John Marinucci, C.A., ICD.D

Mr. Marinucci has been a Director of IntelGenx Technologies Corp. since August 2010. From April 2002 until March 2009, Mr. Marinucci was President and Chief Executive Officer at New Flyers Industries Inc. (NFI), a publicly traded company listed on the Toronto Stock Exchange. NFI is the largest North American manufacturer of heavy-duty transit buses. Mr. Marinucci retired from this position on March 31, 2009 and remains on the board of directors. Prior to this he was, from March 1994 to April 2002, President and Chief Operating Officer at National Steel Car Limited (NSC) and is a former President of the Canadian Association of Railway Suppliers. Currently he also serves on the Board of Directors of New Flyer, CWB Group, SMTC Corporation and he is the Vice Chair of Board of Governors for Mohawk College. He also currently serves on the board of directors at Pillar5 Pharma, a privately owned Canadian Company, and one of our manufacturing partners. Mr. Marinucci is a chartered accountant and a member of the Institute of Corporate Directors.

Dr. Rajiv Khosla

Dr. Khosla has been a Director of IntelGenx Technologies Corp. since May 2011. In May of 2011, he was also recently named President, Chief Executive Officer and a member of the board of directors of Orasi Medical, a leading provider of clinical neurophysiology biomarkers, which is focused on the industrialization and standardization of magnetoencephalography (MEG) in central nervous system drug and therapeutic device development. In January 2011, Dr. Khosla founded CEUTEC LLC, a private company that offers a full-service of business development activities to Biotech, Specialty Pharma and Venture Capital/Private Equity Firms. From September 2005 to December 2010, Dr. Khosla was Vice President of Business Development at Biovail Corporation, a Canadian pharmaceutical company operating internationally. During his tenure at Biovail, Dr. Khosla led the transaction process for over 75 deal opportunities in a variety of therapeutic areas, including the central nervous system, dermatology, women’s health, cardiovascular and gastrointestinal, drug delivery, orphan drugs, generics and pipeline partnerships. From 2003 to 2005, Dr. Khosla held the position of Vice President and General Manager, Pharmaceutical, of Sensient Technologies. From 1998 to 2003, Dr. Khosla served as Senior Business Director, Healthcare at ICI Group, where he managed a new worldwide healthcare business.

Dr. Khosla possesses a Ph.D. in pharmaceutical science, with a thesis on Oral Drug Delivery Technology, which he completed in 1987. Additionally, Dr. Khosla holds an Executive MBA from the Henley Business School in England, a Bachelor of Pharmacy (Honours) from the University of Nottingham, England and is also a registered pharmacist in the UK.

Ingrid Zerbe

Mrs. Zerbe is our Corporate Secretary, Director of Finance and Administration and is a full time employee of IntelGenx. Mrs. Zerbe is the founder of IntelGenx Corp., our Canadian Subsidiary. She served as the president of IntelGenx Corp, since its incorporation in June 2003 until December 2005. She has been a Director of the subsidiary since its incorporation in June 2003 and a Director of the parent company from April 2006 until August 2006. Prior to founding IntelGenx, she worked in the travel industry. She holds a bachelor degree in economics from a business school in Bottrop, Germany, and a bachelor degree in social sciences from the University of Dortmund, Germany. Mrs. Zerbe is married to Dr. Horst Zerbe, who is a Director and our President and Chief Executive Officer.

Key Personnel

Nadine Paiement, MSc

Ms. Paiement serves as our Director of Research & Development. She joined IntelGenx in 2006. Ms. Paiement holds a M.Sc. degree in Polymer Chemistry from Sherbrooke University, and is co-inventor of IntelGenx Tri-Layer technology. Prior to joining IntelGenx, she worked for five years as a formulation scientist at Smartrix Technologies, Inc.

CORPORATE GOVERNANCE

Officers

Our officers are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

Board of Directors

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of six members.

Independence of Members of the Board of Directors

The Board of Directors has determined that five of our directors, Bernie Boudreau, Ian Troup, Bernd Melchers, John Marinucci, and Rajiv Khosla are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, Inc. and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Meetings of the Board of Directors

Our Board of Directors held four meetings during our 2010 fiscal year. All our directors attended all of the meetings and all of the committee meetings on which they served.

We encourage the members of the board to attend the Annual General Meeting to be available to answer shareholder’s questions. At the last Annual Meeting in May 2011, all our directors attended the meeting.

Compensation of the Board of Directors

Directors are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors. As described below in "Director Compensation", during our 2010 fiscal year, three of our non-employee directors were granted options to purchase an aggregate of 225,000 shares of our common stock. During our 2010 fiscal year, our non-employee directors of the board received an annual stipend of CAD$12,000, paid in quarterly installments. Furthermore, an attendance fee of CAD$1,000 was paid per board meeting. The chairmen of the board committees received an additional CAD$500 and the members of the committees received an additional CAD$250 for attending the committee meetings.

Committees of the Board of Directors

The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. There is no Nomination Committee.

Audit Committee. The Audit Committee is currently composed of J. Bernard Boudreau, Ian Troup and Bernd Melchers. The Audit Committee held four meetings during our 2010 fiscal year.

Our Audit Committee assists our board of directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters. The chairman of the Audit Committee is J. Bernard Boudreau. Our Audit Committee’s responsibilities include, among others (i) recommending to the board of directors the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit services to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our Audit Committee, a written charter of the Audit Committee setting out the mandate and responsibilities of the Audit Committee which provides that the Audit Committee convene no less than four times per year.

The Audit Committee Charter is posted on our website at http://www.intelgenx.com.

Accordingly, the Audit Committee discusses with RSM Richter Chamberland, LLP, our auditors, our audited financial statements, including, among other things, the quality of our accounting principles, the methodologies and accounting principles applied to significant transactions, the underlying processes and estimates used by our management in our financial statements and the basis for the auditor's conclusions regarding the reasonableness of those estimates, in addition to the auditor's independence.

Audit Committee Financial Expert. Mr. Bernd Melchers serves as the financial expert of the Audit Committee. Mr. Melchers is an “independent director” as defined in the Nasdaq Stock Market, Inc. Marketplace Rules.

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Ian Troup and J. Bernard Boudreau. The Compensation Committee held its formal annual meeting on December 2, 2010.

Our Compensation Committee reviews and makes recommendations to our board of directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer and the Chief Financial Officer of our company. Our Compensation Committee is comprised of non-management members of our board of directors and is required to convene at least annually. Mr. Ian Troup is the chairman of the committee. The Compensation Committee does not have a charter.

Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation Committee consists of J. Bernard Boudreau and Ian Troup. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the Compensation Committee members.

Executive Compensation

The key objectives of our executive compensation policies are to attract and retain key executives who are important to our long-term success and to provide incentives for these executives to achieve high levels of job performance and enhancement of shareholder value. We seek to achieve these objectives by paying our executives a competitive level of base compensation for companies of similar size and industry and by providing our executives an opportunity for further reward for outstanding performance in both the short term and the long term.

Executive Officer Compensation. Our executive officer compensation program is comprised of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock option grants.

Salary. The Compensation Committee and the Board of Directors will review base salaries for our executive officers, taking into account individual experience, job responsibility and individual performance during the prior year. These factors are not assigned a specific weight in establishing individual base salaries. The Compensation Committee will also consider our executive officers' salaries relative to salary information for executives in similar industries and similarly sized companies.

Cash Bonuses. The purpose of the cash bonus component of the compensation program is to provide a direct financial incentive in the form of cash bonuses to executives.

Stock Options. Stock options are the primary vehicle for rewarding long-term achievement of Company goals. The objectives of the program are to align employee and shareholder long-term interests by creating a strong and direct link between compensation and increases in share value. Under our Stock Option Plan, the Board of Directors or the Compensation Committee may authorize the grant of options to purchase our common stock to key employees of our company. The options generally vest in increments over a period of years established at the time of grant except for the options granted to the non-employees directors which vest immediately.

Nomination of Directors

We do not have a standing nominating committee and there is no written charter governing the nomination process. Nominations are made annually by our Board of Directors. Our Board of Directors believes it is appropriate for the full Board of Directors to serve this function.

The Board’s process for identifying and evaluating potential nominees includes soliciting recommendations from our directors and officers, holding meetings from time to time to evaluate biographical information and background materials relating to potential candidates and interviews with candidates. Additionally, the Board will consider persons recommended by our shareholders in selecting the Board’s nominees for election.

In considering whether to nominate any particular candidate, our Board of Directors applies various criteria, including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, the ability to act in the interests of all stockholders and any potential conflicts of interest. In addition to the foregoing criteria, our Board of Directors also considers diversity in its evaluation of candidates for board membership. Our Board of Directors believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. Our Board of Directors does not assign specific weight to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board of Directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Stockholders may recommend individuals to our Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to our principal office, 6425 Abrams, Ville St.-Laurent, Quebec H4S 1X9, Attn: Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, our Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.

Involvement in Certain Legal Proceedings

None of our officers or directors have, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding; (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) has any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto, other than Mr. Boudreau who was formerly the Vice President of Pharmeng International Inc. from 2005 to 2008, which since filed for bankruptcy on April 14, 2009. He was also a Director of Pharmeng until April 13, 2009.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and change in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2010, we believe that each person who at any time during the fiscal year was a director, officer, or beneficial owner of more than ten percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

Communications with the Board

Any record or beneficial owner of our common stock who wishes to communicate with the Board of Directors should contact the Chairman of the Board or the Chairman of the Audit Committee. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Chairman of the Board or the Chairman of the Audit Committee, as applicable, will route these communications to appropriate committees or directors if the intended recipients are clearly indicated.

Any record or beneficial owner of our common stock who has concerns about our accounting, internal accounting controls, or auditing matters relating to us should also contact the Audit Committee.

Written communications should be addressed to IntelGenx Technologies Corp., 6425 Abrams, Ville St-Laurent, Quebec H4S 1X9, Canada, Attention: Chairman of the Board/Chairman of the Audit Committee. Communications that are intended to be anonymous should be sent to the same address but without indicating your name or address, and with an interior envelope addressed to the specific committees or directors you wish to communicate with.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors and officers, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.intelgenx.com.

EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded to, or earned by, our Principal Executive Officer, and our two other most highly compensated executive officers for the years indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
Horst Zerbe, President and CEO	2010 2009	193.320 176,622	Nil 38,060(1)	Nil 10,496	Nil Nil	193,320 225,178
Paul A. Simmons CFO	2010 2009	153,689 146,348	Nil $24,409(2)	Nil 10,496	Nil Nil	153,689 181,253

(1) Mr. Zerbe received two cash bonuses in the aggregate amount of $38,060 and options to purchase 25,000 shares of common stock.

(2) Mr. Simmons received two cash bonuses in the aggregate amount of $24,409 and options to purchase 25,000 shares of common stock.

Compensation Discussion and Analysis

Employment Agreements

Horst Zerbe. Effective December 1, 2005, we entered into an employment agreement with Dr. Horst Zerbe, our President and Chief Executive Officer. The agreement is for an indefinite period of time. Under the agreement, Dr. Zerbe is entitled to receive: (1) a minimum base salary of CAN$175,000 per year; and (2) an annual bonus equal to 50% of base salary upon the performance of certain milestones set out by the board of directors.

As per the recommendation of the Compensation Committee the board of directors approved the increase of Mr. Zerbe’s minimum base salary by 5% to CAN$ 183,750 effective as of September 2008 (US$171,364 at year-end 2008). Effective November 15, 2009 the board of directors approved the increase of Mr. Zerbe’s minimum base salary to CAN$ 200,00 (US$ 190,300 at year-end 2009) a one-time bonus payment of CAD$ 25,000 and the grant of options to purchase 25,000 shares of common stock under our 2006 Stock Options Plan, following the recommendation of the Compensation Committee.

Paul A. Simmons. Effective September 1, 2008, we entered into an employment agreement with Mr. Paul A. Simmons, to serve as our Chief Financial Officer. Under the agreement, Mr. Simmons is entitled to receive: (1) a minimum base salary of CAN$150,000 (US$110,965 at year-end 2008) per year, and (2) option grants under the 2006 Stock Option Plan, and (3) an annual bonus up to 30% of his base salary upon the achievement of specific performance targets established by the the board of directors.

As per recommendation of the Compensation Committee the board of directors approved the increase of Mr. Simmons’ minimum base salary by 6% to CAN$ 159,000 (US$ 151,290 at year-end 2009) effective as of August 2009, a one-time bonus payment of CAD$ 15,000 and the grant of 25,000 options to purchase common stock under our 2006 Stock Options Plan.

Incentive Plan Awards

The following table presents information regarding the outstanding equity awards held by each of the named officers as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Horst G. Zerbe	12,500 [2] 225,000	12,500[2]	Nil Nil	0.61 0.41	Nov. 24, 2014 Nov. 9, 2011
Paul A. Simmons	12,500[2] 100,000[1]	12,500[2] Nil [1]	Nil Nil	0.61 0.85	Nov. 24, 2014 Sept. 8, 2013

(1) On September 8, 2008, 100,000 options were granted to Mr. Paul Simmons in connection with his employment agreement. The options vest over two years, all of which are exercisable as of year-end 2010.

(2) On November 24, 2009, the board of directors approved the grant of 25,000 options to purchase common stock to each Mr. Horst Zerbe and Mr. Paul Simmons. The options vest over two years, 12,500 of which are exercisable as of year-end 2010.

Director Compensation

The following table sets forth compensation paid to each named director during the year end December 31, 2010.

In addition, directors are reimbursed for reasonable expenses incurred in their capacity as directors, including travel and other out-of-pocket expenses incurred in connection with meetings of the board of directors or any committee of the board of directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awar ds ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Non- Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
J. Bernard Boudreau[2]	17,640[2]	Nil	Nil	Nil	Nil	Nil	17,640
John (Ian) Troup[2]	16,718[2]	Nil	Nil	Nil	Nil	Nil	16,718
Bernd J. Melchers	16,251[2]	Nil	20,574[1]	Nil	Nil	Nil	36,825
Thomas Kissel	3,866[2]	Nil	17,610[3]	Nil	Nil	Nil	21,476
John Marinucci	6,766[2]	Nil	17,610[3]	Nil	Nil	Nil	24,376

(1) Represents 75,000 options to purchase common stock granted on May 17, 2010.

(2) Effective as at the third quarter of 2009, the board of directors resolved, that the non-employee directors of the board received an annual stipend of C$12,000, paid in quarterly installments. Furthermore an attendance fee of CDN$1,000 was paid per board meeting. The chairmen of the board committees are entitled to receive an additional CDN$500 and the members of the committees received an additional CDN$250 for attending the committee meetings. Since November 2008, non-employee directors were entitled to a cash compensation fee of CDN$500 per board meeting attendance and CDN$100 per board meeting attendance by conference call. The cash amounts represent the equivalent U.S. Dollar value measured at the appropriate year end exchange rate used in the financial statements or the actual U.S. Dollar amounts paid at the time of payment.

(3) Represents 75,000 options to purchase common stock granted on August 10, 2010. The options vest over two years.

Directors’ and Officers’ Liability Insurance

During 2010, we carried directors’ and officers’ liability insurance at an approximate annual cost of $30,000. At the renewal in November of 2010, the premium increased to approximately $39,000 for an insured amount is $2 Million.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this prospectus for filing with the SEC.

Respectively submitted,

Ian Troup (Chair)
J. Bernard Boudreau

Members of the Compensation Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our directors and executive officers, and by each beneficial owner of five percent (5%) or more of our outstanding common stock. Based on information available to us, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them, unless otherwise indicated. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date of this prospectus are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage of ownership of any other person. Applicable percentage ownership is based upon 44,945,908 shares of common stock outstanding as of July 5, 2011. Unless otherwise indicated, the address of each of the named persons is care of IntelGenx Technologies Corp., 6425 Abrams, Ville St-Laurent, Quebec, H4S 1X9.

Name and Address	Amount and Nature of	Percent of
Of Owner	Beneficial Ownership	Class
Horst G. Zerbe(1)	4,953,393.5 (1)	11.02%
Ingrid Zerbe(2)	5,956,356.5 (2)	13.25%
Bernard J. Boudreau (3)	158,088 (3)	*
Ian Troup(4)	100,000 (4)	*
Paul A. Simmons(5)	118,750 (5)	*
Bernd J. Melchers(6)	125,000 (6)	*
John Marinucci(7)	37,500 (7)	*
Rajiv Khosla	0	--
All directors and officers as a group (8 persons)	11,449,088	25.47%
BluMont Capital Corporation(8)	5,091,300 (8)	11.33%
Alpha North Asset Management	4,690,522 (9)	9.99%**

* Less than 1%.

** Alpha North Asset Management has agreed not to exercise its June 2011 warrants to the extent that, after giving effect to such exercise, Alpha North would beneficially own in excess of 9.99% of our issued and outstanding shares of common stock.

(1) In connection with the acquisition of IntelGenx in 2006, Horst Zerbe became our President, Chief Executive Officer and Director and acquired 4,709,643.5 exchangeable shares of our Canadian holding corporation 6544631Canada Inc., a Canadian special purpose corporation which wholly owns IntelGenx Corp. (the “Exchangeable Shares”). The 4,709,643.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Horst Zerbe's discretion. Prior to exchanging the Exchangeable Shares for shares of common stock, Horst Zerbe has the right to vote 4,709,643.5 shares of common stock which are currently held in trust on behalf of Horst Zerbe. The 4,709,643.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Horst Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. He also received 25,000 options to purchase common stock at an exercise price of $0.61, granted November 24, 2009. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing. Horst Zerbe and Ingrid Zerbe are husband and wife.

(2) In connection with the acquisition of IntelGenx in 2006, Ingrid Zerbe became our Corporate Secretary and our Director of Finance and Administration and acquired 4,709,643.5 Exchangeable Shares. In June of 2009 Ingrid Zerbe acquired 1,021,713 Exchangeable Shares from Joel Cohen in a private transaction. The 5,731,356.5 Exchangeable Shares are exchangeable, on a one for one basis, into shares of common stock of IntelGenx Technologies Corp. at Ingrid Zerbe’s discretion. Prior to exchanging the Exchangeable Shares, Ingrid Zerbe has the right to vote 5,731,356.5 shares of common stock which are currently held in trust on behalf of Ingrid Zerbe. The 5,731,356.5 shares of common stock have not been registered for resale at this time. In addition to the Exchangeable Shares, Ingrid Zerbe's beneficial ownership includes 225,000 shares of common stock underlying options granted November 9, 2006, which are currently exercisable. The options have an exercise price of $0.41. Horst Zerbe and Ingrid Zerbe are husband and wife.

(3) Mr. Boudreau's beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.70 (adjusted from $0.41 in May 2008), granted in October 2006, 32,500 exercisable options to purchase common stock at an exercise price of $1.15, granted on August 9, 2007 and 25,588 options to purchase common stock at an exercise price of $0.85. On August 19, 2008 Mr. Boudreau exercised 35,000 options at an exercise price of $0.70 in exchange for the same number of shares of common stock. On November 24, 2009, 25,000 exercisable options to purchase common shares at an exercise price of $0.61 were granted to Mr. Boudreau.

(4) Mr. Troup’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.85, granted in September of 2008. On November 24, 2009, 25,000 exercisable options to purchase common shares at an exercise price of $0.61 were granted to Mr. Troup.

(5) Mr. Simmons’ beneficial ownership consists of 100,000 options to purchase common stock at an exercise price of $0.85, granted in September of 2008. The Options vest over two years, 25% every six months, all of which are exercisable within 60 days of this filing. He also received 25,000 options to purchase common stock at an exercise price of $0.61, granted November 24, 2009. The options vest over two years, 25% every six months, 18,750 of which are exercisable within 60 days of this filing.

(6) Mr. Melcher's beneficial ownership consists of 25,000 exercisable options to purchase common stock at an exercise price of $0.61, granted in November of 2009 and 75,000 options to purchase common stock at an exercise price of $0.45 granted in May of 2010. On April14, 2011 Mr. Melchers purchased 25,000 shares of common stock on the open market.

(7) Mr. Marinucci’s beneficial ownership consists of 75,000 exercisable options to purchase common stock at an exercise price of $0.37, granted in August of 2010. The options vest over two years, 25% every six months, 37,500 of which are exercisable within 60 days of this filing.

(8) BluMont Capital has sole voting and dispositive power with respect to 5,061,300 shares of our common stock and additional 30,000 share purchase warrants to acquire 30,000 common shares at an exercise price of $0.50 per share. Hugh Cleland, executive vice president and portfolio manager, has voting and dispositive power over the shares beneficially owned by BluMont Capital Corporation. The address for BluMont Capital Corporation is 70 University Avenue, Suite 1200, Toronto, ON M5J 2M4, Canada.

(9) Alpha North Asset Management has sole voting and dispositive power with respect to 3,392,015 shares of our common stock and additional 1,298,507 share purchase warrants to acquire 1,298,507 common shares. Joey Janer, partner, has voting and dispositive power over the shares beneficially owned by Alpha North Asset Management. The address for Alpha North Asset Management is 144 Front Street West, Suite 420, Toronto, ON M5J 2L7, Canada.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Although IntelGenx has not adopted formal procedures for the review, approval or ratification of transactions with related persons, we adhere to a general policy that such transactions should only be entered into if they are on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties and their approval is in accordance with applicable law. Such transactions require the approval of our board of directors. The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

Transactions With Related Persons

During the year ended December 31, 2010, approximately $13,000 was paid under an equipment lease for the year ended 2010 to Ingrid Zerbe, our corporate secretary and director of finance and administration. When the lease expired on August 31, 2010, we purchased the laboratory equipment for approximately $19,000.

Director Independence

The Board of Directors has determined that five of our directors, Bernie Boudreau, Ian Troup, Bernd Melchers, John Marinucci, and Rajiv Khosla are independent within the meaning of the director independence standards of both The Nasdaq Stock Market, Inc. and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Family Relationships

Horst Zerbe and Ingrid Zerbe are husband and wife.

DESCRIPTION OF SECURITIES

We have an authorized capital of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share. As of July 5, 2011, 44,945,908 shares of common stock were outstanding. There were no shares of preferred stock outstanding as of July 5, 2011.

Common Stock

The holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock exclusively possess all voting power. The holders of common stock are entitled to dividends as may be declared from time to time by the Board from funds available for distribution to holders. No holder of common stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of common stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof.

LEGAL PROCEEDINGS

Neither we nor our subsidiary is a party to, nor is any of our property the subject of, any legal proceedings. There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

SELLING SECURITY HOLDERS

In connection with the U.S. private placement, on June 3, 2011, we and the investors entered into a registration rights agreement under which we are obligated to file a registration statement with the SEC registering the shares and the shares of common stock issuable upon exercise of the warrants for resale by the investors on or prior to 20 days after the closing date. In addition, we agreed to use our best efforts to cause the SEC to declare the registration statement effective by no later than 110 days following the closing date. We shall also register the shares and the shares issuable upon exercise of the warrants issued pursuant to the Canadian private placement for resale by the Canadian investors on the registration statement. We have also agreed to register the shares underlying the placement agent and finders warrants for resale by Rodman & Renshaw, LLC, Haywood Securities Inc., Raymond James Ltd. and/or their respective designees on the registration statement (See “Description of June 2011 Private Placements”). Neither the warrants nor the placement agent and finders warrants have been exercised by the selling security holders.

The inclusion of any securities in the below table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no selling security holder has had any material relationship with us or our predecessors or affiliates during the last three years. Other than Rodman & Renshaw, LLC, Haywood Securities Inc. and Raymond James Ltd., no selling security holder is a registered broker-dealer or an affiliate of a broker-dealer.

The shares offered by this prospectus may be offered from time to time by the selling security holders listed in the below table. Each selling security holder will determine the number of shares to be sold and the timing of the sales. Our registration of the shares does not necessarily mean that the selling security holders will sell all or any of the shares. Because the selling security holders may offer all, some or none of their shares, no definitive estimate as to the number of shares thereof that will be held by the selling security holders after such offering can be provided, and the below table has been prepared on the assumption that all shares of common stock offered under this prospectus will ultimately be sold. For purposes of this table, beneficial ownership is determined in accordance with the rules of the SEC, and includes voting power and investment power with respect to such shares.

Name	Common Shares Beneficially Owned Prior to this Offering	Common Shares Received upon Completion of the Offering	Common Shares to Be Received upon the Exercise of Warrants	Common Shares to Be Received upon the Exercise of Placement Agent and Finders Warrants (1)	Total Common Shares that May Be Offered Hereby	Common Shares Beneficially Owned Upon Completion of This Offering	Percent Beneficially Owned Upon Completion of This Offering (2)
Ayer Capital Partners Kestrel Fund, LP (3)	--	15,554	7,777	--	23,331	--	--
Ayer Capital Partners Master Fund, LP (3)	--	539,740	269,870	--	809,610	--	--
Epworth – Ayer Capital (3)	--	41,720	20,860	--	62,580	--	--
Capital Ventures International (4)	--	150,000	75,000	--	225,000	--	--
Cranshire Capital LP (5)	--	268,656	134,328	--	402,984	--	--
DAFNA LifeScience Select LTD. (6)	--	149,400	74,700	--	224,100	--	--
Endeavor Asset Management, LP (7)	318,902 (8)	149,254	74,627	--	223,881	318,902 (8)	*
Freestone Advantage Partners, LP (9)	--	29,852	14,926	--	44,778	--	--
IRA F/B/O Hal Tunick (10)	--	100,000	50,000	--	150,000	--	--
Iroquois Master Fund LTD. (11)	--	149,254	74,627	--	223,881	--	--
Jeffrey Benison	25,000 (12)	37,314	18,657	--	55,971	25,000 (12)	*
Jenny Altman	70,000 (12)	59,702	29,851	--	89,553	70,000 (12)	*
Poseidon Capital, LLC (13)	--	44,777	22,389	--	67,166	--	--
Margus Ehatamm	--	37,313	18,656	--	55,969	--	--

John R. Raphael Revocable Trust DTD 7/6/07 (14)	20,000 (12)	80,000	40,000	--	120,000	20,000 (12)	*
Michael Raphael 2008 Trust DTD 8/25/08 (14)	10,000 (12)	40,000	20,000	--	60,000	10,000 (12)	*
Tara Raphael 2005 Trust DTD 6/14/05 (14)	10,000 (12)	40,000	20,000	--	60,000	10,000 (12)	*
Rosalind Capital Partners, LP (15)	53,427 (12)	273,600	136,800	--	410,400	53,427 (12)	*
Rosalind Master Fund, LP (15)	46,198 (12)	326,400	163,200	--	489,600	46,198 (12)	*
William Kane Mahon	--	50,000	25,000	--	75,000	--	--
Rodman & Renshaw, LLC (16)	--	--	--	126,544	126,544	--	--
Noam Rubinstein	--	--	--	18,078	18,078	--	--
John Lipman	23,447 (12)	--	--	36,156	36,156	23,447 (12)	*
Raymond James Ltd. ITF Alvin Jackson	50,000 (12)	30,000	15,000	--	45,000	50,000 (12)	*
Raymond James Ltd. ITF Capital Street Group Investment Services LTD. (17)	--	20,000	10,000	--	30,000	--	--
Raymond James Ltd. ITF E. Graeme May	144,500 (12)	180,000	90,000		270,000	144,500 (12)	*
Raymond James Ltd. ITF Kenneth Hallat	--	70,000	35,000	--	105,000	--	--
Raymond James Ltd.	--	--	--	21,000	21,000	--	*
Haywood Securities Inc. ITF 1225131 Alberta Ltd. (18)	775,000 (19)	187,000	93,500	--	280,500	775,000 (19)	1.72%
Haywood Securities Inc. ITF David Purcell	350,000 (20)	80,600	40,300	--	120,900	350,000 (20)	*
Haywood Securities Inc. ITF Paul Geyer	250,000 (21)	75,000	37,500	--	112,500	250,000 (21)	*
Haywood Securities Inc. ITF Ermanno Pascutto	140,000 (22)	67,200	33,600	--	100,800	140,000 (22)	*
Haywood Securities Inc. ITF Shane Meyers	430,000 (23)	60,000	30,000	--	90,000	430,000 (23)	*
Haywood Securities Inc. ITF Peter Henry	48,000 (12)	50,000	25,000	--	75,000	48,000 (12)	*
Haywood Securities Inc. ITF Jason Grelowski	200,000 (24)	41,691	20,846	--	62,537	200,000 (24)	*
Haywood Securities Inc. ITF Lynn Southward	245,000 (25)	40,300	20,150	--	60,450	245,000 (25)	*
Scotia Bank ITF Alpha North Asset Management (26)	3,795,000 (27)	597,015	298,507	--	895,522	3,795,000 (27)	8.44%
Blumont Capital Corp. ITF Blumont Innovation Private Equity Strategy Fund (28)	5,001,300 (12)	60,000	30,000	--	90,000	5,001,300 (12)	11.13%
Pathfinder Asset Management Limited ITF Biowest Therapeutics Inc. (29)	--	340,000	170,000	--	510,000	--	--
Pathfinder Asset Management Limited ITF Douglas Johnson	--	170,000	85,000	--	255,000	--	--
Pathfinder Asset Management Limited ITF Pathfinder Equanimity Fund (29)	--	170,000	85,000	--	255,000	--	--
Haywood Securities Inc. (30)	1,004,370 (8)	--	--	135,716	135,716	1,004,370 (8)	2.23%
TOTALS:	13,063,394	4,821,342	2,410,671	337,494	7,569,507	13,063,394

* Less than one percent

(1) The placement agent and finders warrants are to acquire shares of our common stock at an exercise price $0.74 per share, subject to adjustment, and expire on June 20, 2014.

(2) Assumes that all registered securities will be sold. The percentages set forth in this column are based on 44,945,908 shares of common stock outstanding as of July 5, 2011. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares, which the selling security holder has the right to acquire within 60 days.

(3) Jay Venkatesan, the managing member of Ayer Capital Management, LP, the investment advisor of the selling security holder, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(4) Heights Capital Management, Inc., the authorized agent of Capital Ventures International ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as investment manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares.

(5) Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), president of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(6) Fariba Ghodsian, the managing member of DAFNA Capital Management LLC, the investment manager of the selling security holder, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(7) Patrick Tully, general partner, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(8) Includes shares issuable upon exercise of warrants.

(9) Downsview is the investment manager for a managed account of Freestone Advantage Partners, LP and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares held in such account which are being registered hereunder.

(10) Hal Tunick has voting and dispositive power over the shares beneficially owned by the selling security holder.

(11) Joshua Silverman, director, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(12) Includes shares of common stock.

(13) Yoel Altman, vice president, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(14) John R. Raphael, trustee, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(15) Steven Salamon, president of Rosalind Advisors, Inc., the investment advisor of the selling security holder, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(16) David Horin, chief financial officer, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(17) David Taylor, president, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(18) Bruce Ramsay, president, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(19) Includes (i) 275,000 shares of common stock; and (ii) 500,000 shares issuable upon exercise of warrants.

(20) Includes (i) 150,000 shares of common stock; and (ii) 200,000 shares issuable upon exercise of warrants.

(21) Includes (i) 125,000 shares of common stock; and (ii) 125,000 shares issuable upon exercise of warrants.

(22) Includes (i) 40,000 shares of common stock; and (ii) 100,000 shares issuable upon exercise of warrants.

(23) Includes (i) 242,500 shares of common stock; and (ii) 187,500 shares issuable upon exercise of warrants.

(24) Includes (i) 100,000 shares of common stock; and (ii) 100,000 shares issuable upon exercise of warrants.

(25) Includes (i) 100,000 shares of common stock; and (ii) 145,000 shares issuable upon exercise of warrants.

(26) Joey Janer, partner, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(27) Includes (i) 2,795,000 shares of common stock; and (ii) 1,000,000 shares issuable upon exercise of warrants.

(28) Hugh Cleland, executive vice president and portfolio manager, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(29) Greg Andrews, administrator of Pathfinder Asset Management Limited, the investment manager of the selling security holder, has voting and dispositive power over the shares beneficially owned by the selling security holder.

(30) David Elliot, Chris Wardle and Renita Narayan share voting and dispositive power over the shares beneficially owned by the selling security holder.

PLAN OF DISTRIBUTION

Each selling security holder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of common stock offered by this prospectus on any stock exchange or automated interdealer quotation system on which the common stock is listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. A selling security holder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  a combination of any such methods of sale; or

  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

A selling stockholder may from time to time pledge or grant a security interest in some or all of the shares or common stock owned by him and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge their common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Because the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this prospectus.

There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common stock and the warrants, but we will not receive any proceeds from the sale of the shares of common stock offered by the selling security holders to the public. However, we will receive proceeds from the exercise of the warrants, as well as from the exercise of the placement agent and finders warrants. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon by Hodgson Russ LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2010 and 2009 included in this registration statement have been audited by RSM Richter Chamberland, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent registered public accountants with respect to accounting practices or procedures or financial disclosure.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC's toll free investor information service can be reached at 1-800-SEC-0330.

FINANCIAL STATEMENTS

IntelGenx Technologies Corp.

Consolidated Balance Sheet
(Expressed in Thousands of U.S. Dollars ($000’s) Except Share and Per Share Data)
(Unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current
Cash and cash equivalents	$575	$1,144
Accounts receivable	273	278
Prepaid expenses	65	47
Investment tax credits receivable	243	197
	1,156	1,666
Property and Equipment	158	159
	$1,314	$1,825
Liabilities
Current
Accounts payable and accrued liabilities	278	349

Shareholders' Equity
Capital Stock (note 5)	0	0
Additional Paid-in-Capital	11,207	11,087
Accumulated Deficit	(10,361)	(9,761)
Accumulated Other Comprehensive Income	190	150
	1,036	1,476
	$1,314	$1,825

See accompanying notes

Approved on Behalf of the Board:

/s/ J. Bernard Boudreau	Director

/s/ Horst G. Zerbe	Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Period Ended March 31, 2011
(Expressed in Thousands of U.S. Dollars ($000’s) Except Share and Per Share Data)
(Unaudited)

					Accumulated
			Additional		Other	Total
	Capital Stock		Paid-In	Accumulated	Comprehensive	Shareholders'
	Number	Amount	Capital	Deficit	Income	Equity
Balance - December 31, 2010	39,581,271	$0	$11,087	$(9,761)	$150	$1,476
Foreign currency translation adjustment	-	-	-	-	40	40
Agents’ options exercised (note 6)	227,625	-	108	-	-	108
Stock-based compensation (note 6)	-	-	12	-	-	12
Net loss for the period	-	-	-	(600)	-	(600)
Balance – March 31, 2011	39,808,896	$0	$11,207	$(10,361)	$190	$1,036

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Operations and Comprehensive Loss
(Expressed in Thousands of U.S. Dollars ($000’s) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period
	Ended March 31,
	2011	2010

Revenue	$96	$182
Other income	2	-

	98	182

Expenses
Research and development	329	330
Research and development tax credits	(41)	(24)
Management salaries	139	147
General and administrative	110	65
Professional fees	153	425
Depreciation	8	10
Foreign exchange	(1)	1
Interest and financing fees	1	-
	698	954
Net Loss	(600)	(772)
Other Comprehensive Loss
Foreign currency translation adjustment	40	55
Comprehensive Loss	$(560)	$(717)

Basic Weighted Average Number of Shares Outstanding	39,649,559	33,081,271

Basic and Diluted Loss Per Common Share (note 8)	$(0.01)	$(0.02)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Cash Flows
(Expressed in thousands of U.S. Dollars ($000’s) Except Share and Per Share Data)
(Unaudited)

	For the Three-Month Period
	Ended March 31,
	2011	2010
Funds Provided (Used) -
Operating Activities
Net loss	$(600)	$(772)
Depreciation	8	10
Investor relations services	4	3
Stock-based compensation	8	8
Accounts receivable write-off	52	-
	(528)	(751)
Changes in non-cash operating elements of working capital	(184)	217
	(712)	(534)

Financing Activities
Issue of capital stock	108	-
	108	-

Investing Activities
Additions to property and equipment	(3)	(3)
	(3)	(3)
Decrease in Cash and Cash Equivalent	(607)	(537)
Effect of Foreign Exchange on Cash and Cash Equivalents	38	49
Cash and Cash Equivalents
Beginning of Period	1,144	1,525
End of Period	$575	$1,037

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2011
(Expressed in U.S. Funds)
(Unaudited)

1.	Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All such adjustments are of a normal and recurring nature.

These financial statements should be read in conjunction with the audited consolidated financial statements at December 31, 2010. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Management has performed an evaluation of the Company’s activities through the date and time these financial statements were issued and concluded that there are no additional significant events requiring recognition or disclosure.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $10,361 thousand (as at December 31, 2010 - $9,761 thousand). To date, these losses have been financed principally through the issuance of capital stock, long-term debt and debt from related parties. Additional capital and/or borrowings may be necessary in order for the Company to continue in existence and attain profitable operations. With the Company's existing working capital levels, it should be able to continue operations at least into the third quarter of fiscal 2011 based on historical factors.

The first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008 and has generated in excess of half a million dollars in royalty income to date. Historically, however, revenues for the Company have consisted primarily of research and development fees and have not been sufficient to sustain operations. Nonetheless, the Company does expect to generate significant revenues from sales and manufacturing royalties in future years following successful development and commercialization of products within its current pipeline.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2011
(Expressed in U.S. Funds)
(Unaudited)

2.	Going Concern (Cont’d)

The Company currently has a pipeline of 14 products under development. Of the products under development, CPI-300, a higher strength of the antidepressant bupropion HCl, the active ingredient in Wellbutrin XL®, formulated using the Company’s proprietary controlled release technology, is the most advanced. The Company submitted a New Drug Application (“NDA”) (505(b)(2) for this product to the U.S. Food and Drug Administration (“FDA”) in the first quarter of 2009. Subsequently, Biovail Laboratories SLR (“Biovail”), holder of the Wellbutrin XL® patent, sued the Company in the U.S. District Court of Delaware for patent infringement. The Company incurred approximately $1.1 million of legal costs directly related to this litigation until the US District Court of Delaware ruled in favor of IntelGenx regarding claim construction for the two patent terms at issue and, in February 2011, subsequently dismissed the litigation.

The Company anticipates FDA approval of CPI-300 during the second half of 2011, with commercialization of the product following in the fourth quarter. Nonetheless, in order to achieve profitability, revenue streams will have to increase significantly from current levels and there is no assurance that revenues can increase to such a level.

The Company raised net cash proceeds of approximately $2.1 million through the issuance of common shares in the year ended December 31, 2010 compared to net proceeds of approximately $2.1 million (net of amounts used to repay convertible notes and debt) raised in the previous year. The Company is currently reviewing its cash requirements for fiscal 2011 in order to determine whether further fundraising will be necessary.

The Company can give no assurance that any additional capital that it is able to obtain will be sufficient to meet its needs, or will be on terms favorable to it. If the Company is unsuccessful at obtaining additional financing as needed, it may be required to significantly curtail operations. The Company may also receive funds through the exercise of outstanding stock options and warrants in addition to funds that may be generated from pre- commercialization payments. There can be no assurance that such proceeds, if any, will be material.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2011
(Expressed in U.S. Funds)
(Unaudited)

3.	Adoption of New Accounting Standards

Revenue Recognition and Disclosures

In October 2009, the FASB issued Update No. 2009-13, “Revenue Recognition (Topic 605)—Multiple- Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 provides amendments to the criteria in ASC 605-25 for separating consideration in multiple- deliverable arrangements. As a result of those amendments, multiple-deliverable arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009-13: 1) establishes a selling price hierarchy for determining the selling price of a deliverable, 2) eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, 3) requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis, 4) significantly expands the disclosures related to a vendor’s multiple-deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of ASU 2009-13 did not have a material effect on the Company’s financial position or results of operations.

In April 2010, the FASB issued Update No. 2010-17, “Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition”. This ASU provides guidance on defining a milestone under Topic 605 and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and non substantive milestones that should be evaluated individually. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. The adoption of ASU 2010-07 did not have a material effect on the Company’s financial position or results of operations.

4.	Significant Accounting Policies

Recently Issued Accounting Pronouncements

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2011
(Expressed in U.S. Funds)
(Unaudited)

In January 2011, the FASB issued Update No. 2011-01, “Receivables (Topic 310): Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20”. ASU 2010-20 amends Topic 310 to improve the disclosures that an entity provides about the credit quality of its financing receivables and the related allowance for credit losses. As a result of these amendments, an entity is required to disaggregate by portfolio segment or class certain existing disclosures and provide certain new disclosures about its financing receivables and related allowance for credit losses. ASU 2011-01 temporarily delays the effective date of the disclosures about troubled debt restructurings in ASU 2010-20 for public entities.

The FASB believes this guidance will be effective for interim and annual periods ending after June 15, 2011. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

In April 2011, the FASB issued Update No. 2011-02, “Receivables (Topic 310): A Creditor's Determination of Whether a Restructuring Is a Troubled Debt Restructuring”. The amendments in ASU 2011-02 apply to all creditors that restructure receivables that fall within the scope of Subtopic 310-40, Receivables—Troubled Debt Restructurings by Creditors. The amendments in this ASU provide additional guidance to assist creditors in determining whether a restructuring of a receivable meets the criteria to be considered a troubled debt restructuring. ASU 2011-2 is effective for public companies for interim and annual periods beginning on or after June 15, 2011 and is to be applied retrospectively to restructurings occurring on or after the beginning of the fiscal year of adoption. Early application is permitted. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

5.	Capital Stock

	March 31,	December 31,
	2011	2010
Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
39,808,896 (December 31, 2010 - 39,581,271) common shares	$398	$396

During the three month period ended March 31, 2011 a total of 227,625 agents’ warrants were exercised for 227,625 common shares having a par value of $0 thousand in aggregate, for cash consideration of $108 thousand, resulting in an increase in additional paid-in capital of $108 thousand.

IntelGenx Technologies Corp.

Notes to Consolidated Interim Financial Statements
March 31, 2011
(Expressed in U.S. Funds)
(Unaudited)

6.	Additional Paid-In Capital

Stock options

Compensation expenses for stock-based compensation of $12 thousand and $11 thousand were recorded during the three-month period ended March 31, 2011 and 2010 respectively. Of the amount expensed in 2011, $4 thousand (2010 - $3 thousand) relates to stock options granted to investor relations firms as compensation for investor relation services, and $8 thousand (2010 - $8 thousand) relates to stock options granted to employees and directors. As at March 31, 2011, the Company has $41 thousand (2010 - $54 thousand) of unrecognized stock- based compensation.

7.	Related Party Transactions

Included in management salaries are $1 thousand (2010 - $6 thousand) for options granted to the Chief Financial Officer and $1 thousand (2010 - $1 thousand) for options granted to the Chief Executive Officer under the 2006 Stock Option Plan and $2 thousand (2010 - $Nil) for options granted to non-employee directors.

Also included in management salaries are director fees of $19 thousand (2010 - $13 thousand) for attendance to board meetings and audit committee meetings.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

8.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

IntelGenx Technologies Corp.

RSM Richter Chamberland S.E.N.C.R.L.
Comptables agréés
Chartered Accountants

2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrch.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
IntelGenx Technologies Corp.

We have audited the accompanying consolidated balance sheets of IntelGenx Technologies Corp. as at December 31, 2010 and 2009 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. As such, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at December 31, 2010 and 2009 and the results of its operations, comprehensive loss, and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in note 2 to the financial statements, the Company has experienced operating losses and requires significant capital to finance operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

RSM Richter Chamberland LLP (Signed)
Chartered Accountants

Montreal, Quebec
March 24, 2011

IntelGenx Technologies Corp.

Consolidated Balance Sheets
As at December 31, 2010 and 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2010	2009
Assets
Current
Cash and cash equivalents	$1,144	$1,525
Accounts receivable	278	618
Prepaid expenses	47	48
Investment tax credits receivable	197	512
	1,666	2,703
Property and Equipment (note 6)	159	159
	$1,825	$2,862
Liabilities
Current
Accounts payable and accrued liabilities	349	705
	349	705
Commitments (note 7)
Shareholders' Equity
Capital Stock (note 8)	0	0
Additional Paid-in-Capital	11,087	8,809
Accumulated Deficit	(9,761)	(6,665)
Accumulated Other Comprehensive Income (Loss)	150	13
	1,476	2,157
	$1,825	$2,862

See accompanying notes

Approved on Behalf of the Board:

/s/ J. Bernard Boudreau                 Director

/s/ Horst G. Zerbe                             Director

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

					Accumulated
			Additional		Other	Total
	Capital Stock		Paid-In	Accumulated	Comprehensive	Shareholders'
	Number	Amount	Capital	Deficit	Income (Loss)	Equity
Balance - December 31, 2008	20,850,002	$0	$5,081	$(4,725)	$(184)	$172
Foreign currency translation adjustment	-	-	-	-	197	197
Issue of common stock, net of transaction costs of $633.4 (note 8)	11,076,000	-	1,845	-	-	1,845
Warrants issued, net of transaction costs of $350.6 (note 9)	-	-	1,023	-	-	1,023
Stock-based compensation (note 9)	-	-	104	-	-	104
Agents’ options (note 9)	-	-	161	-	-	161
Options exercised (note 9)	31,071	-	21	-	-	21
Convertible notes conversions	705,158	-	429	-	-	429
Agents’ stock compensation (note 8)	419,040	-	145			145
Net loss for the period	-	-	-	(1,940)	-	(1,940)
Balance – December 31, 2009	33,081,271	$0	$8,809	$(6,665)	$13	$2,157

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statement of Shareholders' Equity
For the Year Ended December 31, 2010
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

					Accumulated
			Additional		Other	Total
	Capital Stock		Paid-In	Accumulated	Comprehensive	Shareholders'
	Number	Amount	Capital	Deficit	Income	Equity
Balance - December 31, 2009	33,081,271	$0	$8,809	$(6,665)	$13	$2,157
Foreign currency translation adjustment	-	-	-	-	137	137
Issue of common stock, net of transaction costs of $286.4 (note 8)	6,500,000	0	1,204	-	-	1,204
Warrants issued, net of transaction costs of $186.8 (note 9)	-	-	787	-	-	787
Agents’ options	-	-	117	-	-	117
Modification of warrant terms (note 9)	-	-	96	-	-	96
Stock-based compensation (note 9)	-	-	74	-	-	74
Net loss for the period	-	-	-	(3,096)	-	(3,096)
Balance – December 31, 2010	39,581,271	$0	$11,087	$(9,761)	$150	$1,476

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended December 31, 2010 and 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2010	2009
Revenue	$948	$1,275
Other Income	389	4
	1,337	1,279
Expenses
Research and development	1,747	1,422
Research and development tax credits	(182)	(185)
Management salaries	747	584
General and administrative	335	360
Professional fees	1,648	437
Depreciation	44	45
Foreign exchange gain	(4)	(98)
Interest and financing fees	98	784
	4,433	3,349
Loss Before Income Taxes	(3,096)	(2,070)
Income taxes (note 10)	-	(130)
Net Loss	(3,096)	(1,940)
Other Comprehensive Income
Foreign currency translation adjustment	137	197
Comprehensive Loss	$(2,959)	$(1,743)
Basic Weighted Average Number of Shares Outstanding	35,325,107	24,527,541
Basic and Diluted Loss Per Common Share (note 13)	$(0.08)	$(0.07)

See accompanying notes

IntelGenx Technologies Corp.

Consolidated Statements of Cash Flows
For the Year Ended December 31, 2010 and 2009
(Expressed in Thousands of U.S. Dollars ($’000) Except Share and Per Share Data)

	2010	2009
Funds Provided (Used) -
Operating Activities
Net loss	$(3,096)	$(1,940)
Depreciation	44	45
Investor relations services	14	38
Stock-based compensation	60	66
Allowance for doubtful debts	(110)	110
Accounts receivable write-off	223	-
Modification of warrant terms	96	-
Interest accretion	-	524
Debt conversion expense	-	175
Deferred income tax	-	(128)
	(2,769)	(1,110)
Changes in non-cash operating elements of working capital (note 11)	189	(478)
	(2,580)	(1,588)
Financing Activities
Issue of common stock and warrants	2,465	3,873
Transaction costs	(356)	(678)
Repayment of shareholder loan	-	(88)
Repayment of convertible notes	-	(976)
	2,109	2,131
Investing Activities
Additions to property and equipment	(37)	(23)
Restricted cash	-	277
	(37)	254
Increase (Decrease) in Cash and Cash Equivalents	(508)	797
Effect of Foreign Exchange on Cash and Cash Equivalents	127	172
Cash and Cash Equivalents
Beginning of Year	1,525	556
End of Year	$1,144	$1,525

See accompanying notes

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

1.	Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“USA”). This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

The consolidated financial statements include the accounts of the Company and its subsidiary companies. On consolidation, all inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Management has performed an evaluation of the Company’s activities through the date and time these financial statements were issued and concluded that there are no additional significant events requiring recognition or disclosure.

2.	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $9,761 thousand (2009 - $6,665 thousand). To date, these losses have been financed principally through the issuance of capital stock, long-term debt and debt from related parties. Additional capital and/or borrowings may be necessary in order for the Company to continue in existence and attain profitable operations. With the Company's existing working capital levels, it should be able to continue operations at least into the third quarter of fiscal 2011 based on historical factors .

The first product fully-developed by the Company, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008 and generated royalty income of approximately $228 thousand in 2010 and $277 thousand in 2009. To date, however, revenues for the Company have consisted primarily of research and development fees and have not been sufficient to sustain operations. Nonetheless, the Company does expect to generate significant revenues from sales and manufacturing royalties in future years following successful development and commercialization of products within its current pipeline.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

2.	Going Concern (Cont’d)

The Company currently has a pipeline of 12 products under development. Of the products under development, CPI-300, a higher strength of the antidepressant bupropion HCl, the active ingredient in Wellbutrin XL®, formulated using the Company’s proprietary controlled release technology, is the most advanced. The Company submitted a New Drug Application (“NDA”) (505(b)(2) for this product to the U.S. Food and Drug Administration (“FDA”) in the first quarter of 2009. Subsequently, Biovail Laboratories SLR (“Biovail”), holder of the Wellbutrin XL® patent, sued the Company in the U.S. District Court of Delaware for patent infringement. In February 2011, following the court’s ruling in favor of IntelGenx regarding claim construction for the two patent terms at issue, the U.S. District Court of Delaware dismissed the litigation. Up to December 31, 2010 the Company expensed approximately $1 million of direct costs related to this litigation and expects additional costs of approximately $200 thousand in the first quarter of 2011. The Company anticipates FDA approval of CPI-300 during the second half of 2011, with commercialization of the product following in the fourth quarter.

Nonetheless, in order to achieve profitability, revenue streams will have to increase significantly from current levels and there is no assurance that revenues can increase to such a level.

The Company raised net cash proceeds of approximately $2.1 million through the issuance of common shares in the year ended December 31, 2010 compared to net proceeds of approximately $2.1 million (net of amounts used to repay convertible notes and debt) raised in the previous year. The Company is currently reviewing cash requirements for fiscal 2011 in order to determine whether further fundraising will be necessary.

The Company can give no assurances that any additional capital that it is able to obtain will be sufficient to meet its needs, or will be on terms favorable to it. If the Company is unsuccessful at obtaining additional financing as needed, it may be required to significantly curtail operations. The Company may also receive funds through the exercise of outstanding stock options and warrants in addition to funds that may be generated from pre- commercialization payments. There can be no assurance that such proceeds, if any, will be material.

Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.	Nature of Business

The Company specializes in the development of pharmaceutical products in co-operation with various pharmaceutical companies. The Company has developed three proprietary technologies and is currently utilizing these to develop 12 products, 4 of which are partnered. Of these products, 1 has successfully completed pivotal phase 1 trials, 2 are in preparation for pivotal phase 1 trials, and 3 have successfully completed pilot phase 1 trials.

The Company’s first product, a prenatal multivitamin supplement marketed as Gesticare® in the USA, was commercialized in November 2008. This product has generated approximately $0.5 million in royalty revenues for the Company to date.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

3.	Nature of Business (Cont’d)

A NDA for the Company’s second product, CPI-300, was submitted to the FDA in the first quarter of 2009. CPI- 300 is a higher strength of the antidepressant bupropion HCl, the active ingredient in Wellbutrin XL®, and was formulated using the Company’s proprietary controlled release technology. FDA approval of CPI-300 is expected during the second half of 2011 and the product is expected to be commercialized in the fourth quarter.

The Company has a number of projects in development utilizing the Company’s “VersaFilm” proprietary thin film technology, the most advanced of which is a product intended for the rapid relief of migraine. The Company entered into a co-development and commercialization agreement for this product with RedHill Biopharma Ltd., an Israeli corporation, in the third quarter of 2010. Another VersaFilm project in the more advanced stages of development is intended for the treatment of erectile dysfunction.

4.	Adoption of New Accounting Standards

Fair Value Measurements and Disclosures

On January 1, 2010, the Company adopted FASB ASU 2010-06, “Fair Value Measurements and Disclosures (Topic 820)”. This Update provides amendments to Subtopic 820-10 and related guidance within U.S. GAAP to require disclosure of the transfers in and out of Levels 1 and 2 and a schedule for Level 3 that separately identifies purchases, sales, issuances and settlements. It also clarifies exposing disclosures requirements indicating that disaggregate information regarding classes of assets and liabilities that make up each level and more detail regarding valuation techniques and inputs. This Update is effective for fiscal years beginning on or after December 15, 2009 except for the disclosure regarding Level 3 activity which is effective for fiscal years beginning after December 15, 2010. The adoption of ASU 2010-06 did not have a material effect on the Company’s financial position or results of operations.

5.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue from research and development contracts as the contracted services are performed or when milestones are achieved, in accordance with the terms of the specific agreements and when collection of the payment is reasonably assured. In addition, the performance criteria for the achievement of milestones are met if substantive effort was required to achieve the milestone and the amount of the milestone payment appears reasonably commensurate with the effort expended. Amounts received in advance of the recognition criteria being met, if any, are included in deferred income.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Summary of Significant Accounting Policies (cont’d)

The Company has license agreements that specify that certain royalties are earned by the Company on sales of licensed products in the licensed territories. Licensees usually report sales and royalty information in the 45 days after the end of the quarter in which the activity takes place and typically do not provide the Company with forward estimates or current-quarter information. Because the Company is not able to reasonably estimate the amount of royalties earned during the period in which these licensees actually ship products, royalty revenue is not recognized until the royalties are reported to the Company and the collection of these royalties is reasonably assured.

Other Income

Included in other income is an amount of $329 thousand relating to the write-back of potential liabilities accrued in previous years that are no longer expected to be realized and an amount of approximately $45 thousand relating to the refund of investment tax credits for fiscal 2008 that exceeded the amount recorded as receivable.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include the useful lives and impairment of long-lived assets, stock-based compensation costs, the investment tax credits receivable, the determination of the fair value of warrants issued as part of fundraising activities, and the resulting impact on the allocation of the proceeds between the common shares and the warrants.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair value.

Cash and Cash Equivalents

Cash and cash equivalents is comprised of cash on hand and term deposits with original maturity dates of less than three months that are stated at cost, which approximates fair value.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Summary of Significant Accounting Policies (Cont’d)

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a quarterly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. As part of the agreement to acquire full control of, and interest in, project INT0010, the Company agreed to write off approximately $223 thousand that was owed to the Company by Cynapsus Therapeutics Inc. The Company records recoveries of trade receivables previously written-off when they receive them. Management considers that no allowance for doubtful accounts is necessary in order to adequately cover exposure to loss in its December 31, 2010 accounts receivable (2009 - $110 thousand).

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization. Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost. Provisions for depreciation are based on their estimated useful lives using the methods as follows:

On the declining balance method -

Laboratory and office equipment	20%
Computer equipment	30%

On the straight-line method -

Leasehold improvements	over the lease term

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income. Expenditures for repair and maintenance are expensed as incurred.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Summary of Significant Accounting Policies (Cont’d)

Impairment of Long-lived Assets

Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Foreign Currency Translation

The Company's reporting currency is the U.S. dollar. The Canadian dollar is the functional currency of the Company's Canadian operations, which is translated to the United States dollar using the current rate method. Under this method, accounts are translated as follows:

Assets and liabilities - at exchange rates in effect at the balance sheet date;

Revenue and expenses - at average exchange rates prevailing during the year.

Gains and losses arising from foreign currency translation are included in other comprehensive income.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 "Income Taxes". Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Unrecognized Tax Benefits

The Company accounts for unrecognized tax benefits in accordance with FASB ASC 740 “Income Taxes”. ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Summary of Significant Accounting Policies (Cont’d)

Additionally, ASC 740 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws. The Company elected to classify interest and penalties related to the unrecognized tax benefits in the income tax provision.

Share-Based Payments

The Company accounts for share-based payments to employees in accordance with the provisions of FASB ASC 718 "Compensation—Stock Compensation" and accordingly recognizes in its financial statements share-based payments at their fair value. In addition, the Company will recognize in the financial statements an expense based on the grant date fair value of stock options granted to employees. The expense will be recognized on a straight-line basis over the vesting period and the offsetting credit will be recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital will be recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards. The Company uses the Black-Scholes option pricing model to determine the fair value of the options.

The Company measures compensation expense for its non-employee stock-based compensation under ASC 505-50, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital. For common stock issuances to non-employees that are fully vested and are for future periods, the Company classifies these issuances as prepaid expenses and expenses the prepaid expenses over the service period. At no time has the Company issued common stock for a period that exceeds one year.

Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. Any antidilutive instruments are excluded from the calculation of diluted loss per share.

Fair Value Measurements

ASC 820 applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820 requires new disclosure that establishes a framework for measuring fair value in US GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted market prices in active markets for identical assets or liabilities.
Level 2:	Observable market based inputs or unobservable inputs that are corroborated by market data.
Level 3:	Unobservable inputs that are not corroborated by market data.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Summary of Significant Accounting Policies (Cont’d)

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3. There are no assets or liabilities measured at fair value as at December 31, 2010.

Fair Value of Financial Instruments

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business and the investment tax credits receivable and the convertible notes approximate fair value because of the relatively short period of time between their origination and expected realization. The loan payable, shareholder was presumed to have had a fair value measured by the cash proceeds exchanged at issuance.

Recent Accounting Pronouncements

In October 2009, the FASB issued Update No. 2009-13, “Revenue Recognition (Topic 605)—Multiple-Deliverable Revenue Arrangements a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). ASU 2009-13 provides amendments to the criteria in ASC 605-25, “Revenue Recognition – Multiple-Element Arrangements” for separating consideration in multiple-deliverable arrangements. As a result of those amendments, multiple- deliverable arrangements will be separated in more circumstances than under existing U.S. GAAP. ASU 2009- 13: 1) establishes a selling price hierarchy for determining the selling price of a deliverable, 2) eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method, 3) requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a standalone basis, 4) significantly expands the disclosures related to a vendor’s multiple- deliverable revenue arrangements. ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

5.	Significant Accounting Policies (Cont’d)

In April 2010, the FASB issued Update No. 2010-13, “Compensation—Stock Compensation (Topic 718): Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades”. This amendment clarifies that a share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades shall not be considered to contain a market, performance, or service condition. Therefore, such an award is not to be classified as a liability if it otherwise qualifies as equity classification. ASU 2010-13 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. Earlier application is permitted. The adoption of ASU 2010-13 is not expected to have a material effect on the Company’s financial position or results of operations.

In April 2010, the FASB issued Update No. 2010-17, “Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition”. This ASU provides guidance on defining a milestone under Topic 605 and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. Milestones should be considered substantive in their entirety and may not be bifurcated. An arrangement may contain both substantive and nonsubstantive milestones that should be evaluated individually. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. The Company is currently evaluating the impact of this Statement on its consolidated financial statements.

6.	Property and Equipment

			2010	2009
In US$ thousands		Accumulated	Net Carrying	Net Carrying
	Cost	Depreciation	Amount	Amount

Laboratory and office equipment	$346	$200	$146	$136
Computer equipment	39	26	13	14
Leasehold improvements	63	63	0	9

	$448	$289	$159	$159

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

7.	Commitments

The Company entered into an agreement to lease premises up to August 2009 and subsequently extended the term of the lease until August 2010 and again until August 2011. The future minimum lease payments until expiry of the extended lease period are approximately $17 thousand.

On October 1, 2009, the Company signed two new agreements with Little Gem Life Science Partners and SectorSpeak Inc. for investor relation services in the USA and in Canada, respectively. As part of the terms of these agreements, the Company is required to pay for a period of one year $4.5 thousand a month to Little Gem Life Science Partners and CDN$5.0 thousand (US$4.8 thousand) monthly to Sector Speak Inc. The agreements automatically renew unless specifically terminated.

On May 7, 2010, the Company executed a Project Transfer Agreement with one of its former development partners whereby the Company acquired full rights to, and ownership of, CPI-300, a novel, high strength formulation of Bupropion hydrochloride, the active ingredient in Wellbutrin XL®. In accordance with the Project Transfer Agreement the Company will be required to make a payment to its former development partner within 45 days after both the FDA notifies the Company of NDA approval for CPI-300, and all other necessary U.S. Regulatory Approvals for CPI-300 have been obtained. In addition, the Company will have to pay to its former development partner 10% of net sales royalties received, and 3% of upfront payments received, should a distribution agreement be signed in the future.

8.	Capital Stock

	2010	2009
Authorized -
100,000,000 common shares of $0.00001 par value
20,000,000 preferred shares of $0.00001 par value
Issued -
39,581,271 (December 31, 2009 - 33,081,271) common shares	$396	$331

On July 13, 2009, as part of a private placement, the Company issued 10,476,000 special warrants for gross proceeds of $3,631 thousand. Each special warrant consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $2,338 thousand. (See note 9 for the portion allocated to the warrants.)

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

8.	Capital Stock (Cont’d)

The Company paid agents a cash commission in the amount of $291 thousand, which is equal to 8% of the gross proceeds of the offering, issued the agents 419,040 common shares of the Company which is equal to 4% of the number of special warrants issued in the offering and issued agents’ options entitling the agents to acquire 838,080 units (consisting of one common share and one common share purchase warrant) at an exercise price of $0.80 per unit, which expire 36 months after the date of issuance. Each warrant included in the agents’ options entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance of the unit.

In addition, the Company paid approximately $370 thousand in cash consideration for other transaction costs. All of the above transaction costs have been reflected as a reduction to the common shares and the warrants based on their relative fair values.

On July 22, 2009, as part of a private placement, the Company issued 350,000 units to investors for gross proceeds of $128 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair values. The common shares were recorded at a value of $81 thousand. (See note 9 for the portion allocated to the warrants.)

In addition, the Company paid approximately $10 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

On September 3, 2009, as part of a private placement, the Company issued 250,000 units to investors for gross proceeds of $93 thousand. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of $0.80 per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $59 thousand. (See note 9 for the portion allocated to the warrants.)

In addition, the Company paid approximately $7 thousand in cash consideration for other transaction costs, which have been reflected as a reduction of the common shares and the warrants based on their relative fair values.

On August 27, 2010, as part of a private placement, the Company issued 6,500,000 units for gross proceeds of CAD$2.6 million (approximately US$2,465 thousand). Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder to purchase one common share at an exercise price of CAD$0.50 (approximately US$0.47) per common share and expires 36 months after the date of issuance. Proceeds were allocated between the common shares and the warrants based on their relative fair value. The common shares were recorded at a value of $1,492 thousand. (See note 9 for the portion allocated to the warrants.)

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

8.	Capital Stock (Cont’d)

The Company paid an agent a cash commission in the amount of CAD$208 thousand (approximately US$197 thousand), which is equal to 8% of the gross proceeds of the offering, a corporate finance fee of CAD$20 thousand (approximately US$19 thousand), and issued 520,000 compensation options, which was equal to 8% of the number of units sold in the offering. Each compensation option entitles the holder to purchase one common share in the capital of the Company at an exercise price of CAD$0.50 (approximately US$0.47) per common share and expires 24 months after the date of issuance of the unit.

In addition, the Company paid approximately $140 thousand in cash consideration for other transaction costs. All the above transaction costs have been reflected as a reduction to the common shares and the warrants based on their relative fair values.

In the year ended December 31, 2010, no stock options were exercised compared to the year ended December 31, 2009 where 31,071 stock options were exercised for 31,071 common shares having a par value of $Nil in aggregate, for cash consideration of $22 thousand, resulting in an increase in additional paid-in capital of $22 thousand.

9.	Additional Paid-In Capital

Stock Options

In November 2006, the Company adopted the 2006 Stock Incentive Plan ("Plan") for the purpose of issuing both Incentive Options and Nonqualified Options to officers, employees, directors and eligible consultants of the Company. A total of 1,600,749 shares of common stock were reserved for issuance under this plan. Options may be granted under the Plan on terms and at prices as determined by the Board of Directors except that the options cannot be granted at less than 100%, of the fair market value of the common stock on the date of the grant. Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant. All options granted to individuals other than non- employee directors will have a total vesting period of 24 months from the date of grant, with one quarter of the total options granted vesting and becoming exercisable every six months. Options granted to non-employees will vest and become 100% fully exercisable immediately upon grant.

At the Annual General Meeting on September 8, 2008 the shareholders of the Company approved to amend the 2006 Stock Option Plan to increase the number of shares available for issuance under the Plan from 1,600,749 to 2,074,000, or 10% of the Company’s issued and outstanding common shares as of July 28, 2008.

A modification was made to the 2006 Stock Option Plan. The life of the options was reduced from 10 years to 5 years to comply with the regulations of the TSX-V. Accordingly, because the grant-date fair value of the modified options was less than the fair value of the original options measured immediately before the modification, no incremental share-based compensation expense resulted from the modification.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

On March 11, 2009, the Company granted 25,000 stock options to an employee to purchase common shares. The stock options are exercisable at $0.31 per share and vest over 2 years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $4 thousand, using the following assumptions:

Expected volatility	100%
Expected life	3.1 years
Risk-free interest rate	2.49%
Dividend yield	Nil

On July 13, 2009, the Company issued 838,080 agents’ options exercisable into one common share at an exercise price of $0.80 per share option, which expire on July 13, 2012. The agent’s options were issued as part of the transaction costs in connection with the private placement described in note 8. The agent’s options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $161 thousand, using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.41%
Dividend yield	Nil

On October 3, 2009, the Company granted 50,000 stock options to Little Gem Life Science Partners as compensation for investor relation services. The stock options are exercisable into common shares at an exercise price of $0.55 per share option, which expire on October 3, 2012. The stock options vest 50% on the first, and 50% on the second, anniversary of the agreement. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $17 thousand, using the assumptions below:

Expected volatility	132%
Expected life	1.75 years
Risk-free interest rate	0.71%
Dividend yield	Nil

On November 24, 2009, the Company granted 25,000 stock options to each of a director and to an officer to purchase common shares. The stock options are exercisable at $0.61 per share, have a term of 5 years and vest in equal increments over two years at 25% every six months. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21 thousand, using the following assumptions:

Expected volatility	113%
Expected life	3.1 years
Risk-free interest rate	1.22%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

On November 24, 2009, the Company granted 75,000 stock options to three non-employee directors to purchase common shares. The stock options are exercisable at $0.61 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $29 thousand, using the following assumptions:

Expected volatility	123%
Expected life	2.5 years
Risk-free interest rate	0.98%
Dividend yield	Nil

On January 22, 2010, the Company granted 50,000 stock options to SectorSpeak as compensation for investor relation services. The stock options are exercisable into common shares at an exercise price of $0.47 per share option, which expire on January 22, 2013. The stock options vest 50% on the first, and 50% on the second, anniversary of the agreement. The stock options were accounted for at their fair value of $15 thousand, as determined by the Black-Scholes valuation model, using the assumptions below:

Expected volatility	120%
Expected life	3.0 years
Risk-free interest rate	1.39%
Dividend yield	Nil

On May 17, 2010, the Company granted 75,000 stock options to a non-employee director to purchase common shares. The stock options are exercisable at $0.45 per share and have a term of 5 years with immediate vesting provisions. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $21 thousand, using the following assumptions:

Expected volatility	124%
Expected life	2.5 years
Risk-free interest rate	1.05%
Dividend yield	Nil

On May 17, 2010, the Company granted 25,000 stock options to each of 3 employees to purchase common shares. The stock options are exercisable at $0.45 per share, vest over 2 years at 25% every six months and expire on May 17, 2015. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $23 thousand, using the following assumptions:

Expected volatility	129%
Expected life	3.13 years
Risk-free interest rate	1.30%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

At the Annual General Meeting on June 3, 2010, the Shareholders of the Company approved an amendment to the 2006 Stock Option Plan to increase the number of shares available for issuance under the Plan from 2,074,000 to 3,308,127, or 10% of the Company’s issued and outstanding shares as of April 5, 2010.

On August 10, 2010, the Company granted 75,000 stock options to each of 2 non-employee directors to purchase common shares. The stock options are exercisable at $0.37 per share, vest over 2 years at 25% every six months and expire on August 10, 2015. The stock options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $35 thousand, using the following assumptions:

Expected volatility	118%
Expected life	3.13 years
Risk-free interest rate	0.78%
Dividend yield	Nil

On August 27, 2010, the Company issued 520,000 agents’ options exercisable into one common share at an exercise price of CAD$0.50 (approximately $0.47) per common share, which expire on August 27, 2012. The agent’s options were issued as part of the transaction costs in connection with the private placement described in note 8. The agent’s options were accounted for at their fair value, as determined by the Black-Scholes valuation model, of $117 thousand, using the assumptions below:

Expected volatility	128%
Expected life	2 years
Risk-free interest rate	0.56%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

Information with respect to stock option activity for 2009 and 2010 is as follows:

		Weighted average
	Number of options	exercise price
		$

Outstanding – January 1, 2009	1,698,676	0.70

Granted	200,000	0.56
Forfeited	(200,000)	(1.00)
Expired	(319,517)	(0.97)
Exercised	(31,071)	(0.70)

Outstanding – December 31, 2009	1,348,088	0.56

Granted	350,000	0.42
Forfeited	-	-
Expired	-	-
Exercised	-	-

Outstanding – December 31, 2010	1,698,088	0.53

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

Details of stock options outstanding as at December 31, 2010 are as follows:

	Outstanding options				Exercisable options

			Weighted			Weighted
		Weighted average	average			average
Exercise	Number of	remaining	exercise	Aggregate	Number of	exercise	Aggregate
prices	options	contractual life	price	intrinsic	options	price	intrinsic
$		(years)	$	value $		$	value $

0.31	25,000	3.25	0.31		18,750	0.31
0.37	150,000	4.67	0.37
0.41	800,000	0.88	0.41		800,000	0.41
0.45-0.47	200,000	4.33	0.46		106,250	0.46
0.55-0.61	175,000	3.87	0.59		150,000	0.59
0.70-0.85	240,588	2.60	0.83		240,588	0.83
1.15	107,500	1.58	1.15		107,500	1.15

	1,698,088	2.25	0.53	1,000	1,423,088	0.56	750

Stock-based compensation expense recognized in 2010 in regards to the stock options was $74 thousand (2009 - $104 thousand). As of December 31, 2010, total unrecognized compensation expense related to unvested stock options was $68 thousand (2009 - $50 thousand). This amount is expected to be recognized as an expense over a period of two years. A change in control of the Company due to acquisition would cause the vesting of these stock options to accelerate and would result in this amount being charged to stock-based compensation expense.

Warrants

On July 13, 2009 the Company issued 10,476,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on July 13, 2012. The stock purchase warrants were issued in connection with the July 13, 2009 private placement described in note 9. The stock purchase warrants were valued at $1,294 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.41%
Dividend yield	Nil

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.

Additional Paid-In Capital (Cont’d)

On July 22, 2009 the Company issued 350,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on July 22, 2012. The stock purchase warrants were issued in connection with the July 22, 2009 private placement described in note 9. The stock purchase warrants were valued at $46 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.50%
Dividend yield	Nil

On September 3, 2009 the Company issued 250,000 stock purchase warrants exercisable into common shares at $0.80 per share which expire on September 3, 2012. The stock purchase warrants were issued in connection with the September 3, 2009 private placement described in note 9. The stock purchase warrants were valued at $34 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	117%
Expected life	3 years
Risk-free interest rate	1.42%
Dividend yield	Nil

On July 28, 2010, the Company restated the exercise price of the warrants issued with respect to the convertible notes transaction on May 22, 2007 from $0.80 to $0.48. The exercise price of these warrants had previously been restated from their original exercise price of $1.02 to $0.80 on March 19, 2008. Each of these modifications was treated as an exchange of the original warrant for a new warrant in accordance to FASB ASC 718 “Compensation-Stock Compensation”. The July 28, 2010 restatement resulted in an increase in fair value of the warrants of approximately $96 thousand. This increase was recorded as an additional compensation expense and a corresponding increase in additional paid-up capital.

The expiry provision of the Warrants has also been amended such that the expiration date of the Warrants will be accelerated if the Company's common shares trade at, or above, $0.625 for a period of 60 consecutive trading days. The trading price for purposes of this amendment will be calculated by using the average of the closing prices on the Toronto Venture Exchange and the OTCBB. If the Company's shares trade above $0.625 for a period of 60 consecutive trading days, warrant holders will then have 30 calendar days to exercise the Warrants they hold, after which time such Warrants shall expire.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

9.	Additional Paid-In Capital (Cont’d)

On August 27, 2010 the Company issued 6,500,000 stock purchase warrants exercisable into common shares at CAD$0.50 (approximately US$0.47) per share which expire on August 27, 2013. The stock purchase warrants were issued in connection with the August 27, 2010 private placement described in note 9. The stock purchase warrants were valued at $973 thousand based on their relative fair value, as determined by the Black-Scholes valuation model using the assumptions below:

Expected volatility	116%
Expected life	3 years
Risk-free interest rate	0.83%
Dividend yield	Nil

As at December 31, 2010, no additional stock purchase warrants had been exercised.

Information with respect to warrant activity for 2009 and 2010 is as follows:

	Number of	Weighted average
	warrants	exercise price
		$

Outstanding – January 1, 2009	6,678,223	0.95

Attached to private placements	11,076,000	0.80
Issued to agents	838,080	0.80

Outstanding - December 31, 2009	18,592,303	0.85

Attached to private placement	6,500,000	0.47
Issued to agent	520,000	0.47
Re-pricing - Cancellation of original warrants	(2,142,857)	(0.80)
Re-Issue of Warrants	2,142,857	0.48
Expired	(4,321,080)	(1.02)

Outstanding - December 31, 2010	21,291,223	0.66

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

10.	Income Taxes

Income taxes reported differ from the amount computed by applying the statutory rates to losses. The reasons are as follows:

	2010	2009
Statutory income taxes	$(963)	$(692)
Net operating losses for which no tax benefits have been recorded	761	265
Excess of depreciation over capital cost allowance	(1)	15
Non-deductible expenses	21	213
Undeducted research and development expenses	246	297
Tax deductible portion of transaction costs	(37)	(36)
Investment tax credit	(57)	(62)
Modification of warrants terms	30	-
Amortization of convertible debt discount	-	(130)

	$-	$(130)

The major components of the deferred tax assets classified by the source of temporary differences are as follows:

	2010	2009
Property and equipment	$(5)	$(18)
Net operating losses carryforward	1,088	672
Undeducted research and development expenses	578	431
Non-refundable tax credits carryforward	616	409
Transaction costs to be deducted in future years	-	36

	2,277	1,530

Valuation allowance	(2,277)	(1,530)

	$-	$-

The valuation allowance at December 31, 2009 was $1,530 thousand. The net change in the valuation allowance during the period ended December 31, 2010, was an increase of $747 thousand. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2010.

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

10.	Income Taxes (Cont’d)

There were Canadian and provincial net operating losses of approximately $5,730 thousand (2009 - $3,505 thousand) and $4,788 thousand (2009 - $3,380 thousand) respectively, that may be applied against earnings of future years. Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions. A portion of the net operating losses may expire before they can be utilized.

As at December 31, 2010, the Company had non-refundable tax credits of $616 thousand (2009 -$430 thousand) of which $24 thousand is expiring in 2017, $213 thousand is expiring in 2018, $193 thousand is expiring in 2019 and $186 thousand is expiring in 2020 and undeducted research and development expenses of $2,958 thousand (2009 - $2,235 thousand) with no expiration date.

The deferred tax benefit of these items was not recognized in the accounts.

Unrecognized Tax Benefits

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business. For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of December 31, 2010:

Tax Jurisdictions	Tax Years
Federal - Canada	2006 and onward
Provincial - Quebec	2006 and onward

11.	Statement of Cash Flows Information

In US$ thousands	2010	2009
Accounts receivable	$227	$(411)
Prepaid expenses	2	(3)
Investment tax credits receivable	315	(243)
Accounts payable and accrued liabilities	(355)	179
Changes in non-cash operating elements of working capital	$189	$(478)
Additional Cash Flow Information:
Interest paid	$2	$69

IntelGenx Technologies Corp.

Notes to Consolidated Financial Statements
December 31, 2010 and 2009
(Expressed in U.S. Funds)

12.	Related Party Transactions

During the year, the Company incurred expenses of approximately $13 thousand (2009 - $18 thousand) for laboratory equipment leased from a shareholder, who is also an officer of the Company. The lease agreement covering the equipment expired on August 31, 2010 and the Company purchased the equipment from a shareholder for a consideration of approximately $19 thousand in aggregate.

Included in management salaries are $18 thousand (2009 - $20 thousand) for options granted to the Chief Financial Officer and $5 thousand (2009 - $Nil) for options granted to the Chief Executive Officer under the 2006 Stock Option Plan and $28 thousand (2009 - $29 thousand) for options granted to non-employee directors.

Included in general and administrative expenses are director fees of $90 thousand (2009 - $28 thousand) for attendance to board meetings and audit committee meetings.

Included in accounts payable and accrued liabilities is approximately $1 thousand (2009 - $12 thousand) payable to shareholders, who are also officers of the Company.

The above related party transactions have been measured at the exchange amount which is the amount of the consideration established and agreed upon by the related parties.

13.	Basic and Diluted Loss Per Common Share

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

14.	Subsequent Events

On March 4, 2011, 227,625 agents’ options were exercised into common shares of the Company for gross proceeds of approximately $114 thousand.

INTELGENX TECHNOLOGIES CORP.

7,569,507 SHARES OF COMMON STOCK

AND

2,748,165 WARRANTS OFFERED BY SELLING SECURITY HOLDERS

PROSPECTUS

_______, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered by the selling security holders.

SEC registration fee		$703.06
Legal fees and expenses		$20,000
Accountants' fees and expenses		$5,000
Printing expenses	$	---
Blue sky fees and expenses		$1,750
Total:		$27,453.06

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to us, our security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of our company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of our company, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Recent Sales of Unregistered Securities

The following is a list of securities we have sold or issued during the past three years. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as otherwise noted.

On March 27, 2008, we completed a private placement to certain accredited investors and issued 4,001,000 units of our securities at $0.70 per unit for gross proceeds of approximately $2.8 million. Each unit consists of one share of our common stock and one two-year warrant to purchase one share of common stock at an initial exercise price of $1.02 per share, subject to adjustment. After deduction of costs related to the private placement, we received net proceeds of approximately $2,538,651. Paradigm Capital Inc. served as placement agent in connection with this offering. Proceeds from the private placement were used to support our CPI300 project and for general working capital purposes.

On July 13, 2009, we completed an offering to investors of 10,476,000 special warrants at a price of CAD$0.40 per special warrant for gross proceeds of approximately CAD$4,200,000. Each special warrant entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of U.S.$0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of our common stock, subsequent equity sales or rights offerings by us, or in the event of our consolidation, merger or reorganization. Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. (collectively, the “Placement Agents”) acted as placement agents for the Canadian private placement on a best efforts basis. The Placement Agents’ compensation consists of a cash commission equal to 8% of the gross proceeds, 419,040 common shares and an option to acquire 838,080 common shares at U.S.$0.80 per unit, subject to adjustment, until July 13, 2012. The exercise price of the placement agent options is subject to adjustment for certain events, including dividends, distributions or split of our common stock, subsequent equity sales or rights offerings by us, or in the event of our consolidation, merger or reorganization. Proceeds from the offering were used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repayment of outstanding convertible notes, working capital and capital expenditures, as well as strategic investments, including business development and pharmaceutical research and development.

On July 22, 2009, we completed an offering of 350,000 units to investors in the United States. Each unit entitles its holder to receive, upon exercise or deemed exercise thereof, one common share and one common share purchase warrant. Each warrant will entitle the holder to purchase one common share at a price of $0.80 per share, subject to adjustment, until July 13, 2012. The exercise price of the warrants is subject to adjustment for certain events, including dividends, distributions or split of our common stock, subsequent equity sales or rights offerings by us, or in the event of our consolidation, merger or reorganization. No placement agent was used for the U.S. private placement and no commissions were paid in connection therewith. Proceeds from the offering were used for commercialization and development of drugs to be delivered using Oral Film Technology and the Versatab Multi-Layer Tablet platform, repayment of outstanding convertible notes, working capital and capital expenditures, as well as strategic investments, including business development and pharmaceutical research and development.

On August 27, 2010, we completed an offering of 6,500,000 units at CAD$0.40 per unit for gross proceeds of CAD$2.6 million pursuant to the terms of subscription agreements with our investors. Each unit consists of one common share and one common share purchase warrant. Each warrant entitles the holder thereof to purchase one common share at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization. The proceeds of the private placement will be used to support our strategic development projects and for working capital purposes.

Pursuant to an agency agreement entered into on August 27, 2010, we engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the offering on a commercially reasonable best efforts basis. We paid the Agent (a) cash compensation equal to 8% of the gross proceeds of the offering, (b) a corporate finance fee of CAD$20,000, and (c) issued 520,000 compensation options (“Placement Agent Warrants”) which was equal to 8% of the number of units sold in the offering. Each Placement Agent Warrant entitles the Agent to purchase one common share at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Placement Agent Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of our common stock, subsequent rights offerings by us, or in the event of our consolidation, merger or reorganization.

On June 3, 2011, we entered into a definitive securities purchase agreement with certain accredited and institutional investors for the issuance and sale in a private placement transaction of 2,582,536 shares of our common stock at a per share purchase price of $0.67, and three-year warrants to purchase up to 1,291,268 shares of common stock at an exercise price of $0.74 per share, for aggregate gross proceeds of approximately $1.7 million. The number of shares of common stock to be received upon the exercise of the warrants and the exercise price of the warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the closing date.

In connection with the U.S. private placement, on June 3, 2011, we and the investors entered into a registration rights agreement under which we are obligated to file a registration statement with the SEC registering the shares and the shares of common stock issuable upon exercise of the warrants for resale by the investors on or prior to 20 days after the closing date. In addition, we agreed to use our best efforts to cause the SEC to declare the registration statement effective by no later than 110 days following the closing date. We shall also register the shares and warrants issued pursuant to the Canadian private placement (as described below) for resale by the Canadian investors on the registration statement.

The U.S. private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.7 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the U.S. private placement to support our strategic development projects and for working capital.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the U.S. private placement. On the closing date, we paid/issued to Rodman & Renshaw, LLC or its designees: (i) cash commissions in the amount of $121,120.85, representing 7% of the aggregate gross proceeds received by us in the U.S. private placement, plus expenses in the amount of $24,982.38; and (ii) placement agent warrants to purchase 180,778 shares of common stock, representing 7% of the amount of shares sold in the U.S. private placement.

Our issuance of the shares, warrants and placement agent warrants in the U.S. private placement was made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

On June 21, 2011, we entered into definitive subscription agreements solely with Canadian investors for the issuance and sale in a concurrent non-brokered private placement of 2,238,806 shares and warrants to purchase up to 1,119,403 shares of common stock under the same terms and conditions as the U.S. private placement for aggregate gross proceeds of approximately $1.5 million.

The Canadian private placement was consummated on June 21, 2011 pursuant to which we received aggregate gross proceeds of approximately $1.5 million, before deducting offering expenses. We intend to use the net proceeds from the sale of the shares and warrants pursuant to the Canadian private placement to support our strategic development projects and for working capital.

On the closing date, we paid/issued to each of Haywood Securities Inc. and Raymond James Ltd. in connection with the Canadian private placement: (i) cash finder’s fee in the amount of $90,930 and $14,070 respectively, representing 7% of the aggregate gross proceeds received by us in the Canadian private placement; and (ii) warrants to purchase 135,716 and 21,000 shares of common stock respectively, representing 7% of the amount of shares sold in the Canadian private placement.

The issuances under the Canadian private placement were exempt from registration under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian private placement are U.S. persons, no sales efforts were conducted in the U.S., and the shares, the warrants, the warrant shares, the finders warrants, and the finders warrant shares issued in connection with the Canadian private placement contain a legend restricting the sale of such securities in accordance with the Securities Act.

Except as otherwise set forth above, we believe that all of the U.S. offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Except as otherwise set forth above, we believe that all of the Canadian offerings and sales were deemed to be exempt under Section 4(2) of the Securities Act and/or Regulation S, promulgated pursuant to the Securities Act. None of the purchasers under the Canadian offerings are U.S. persons, no sales efforts were conducted in the U.S., and the securities issued in connection with the Canadian offerings contain a legend restricting the sale of such securities in accordance with the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description
2.1	Share Exchange Agreement dated April 10, 2006 (incorporated by reference to the Form 8-K/A filed on April 28, 2006).
3.1	Articles of Incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999).
3.2	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999).
3.3	Amendment to the Articles of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333- 135591) filed on August 28, 2006).
3.4	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 31, 2010).
5.1	Opinion of Hodgson Russ LLP.*
9.1	Voting Trust Agreement (incorporated by reference to the Form 8-K/A filed on April 28, 2006).
10.1	Horst Zerbe Employment Agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.2	Ingrid Zerbe Employment Agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.3	Registration Rights Agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.4	Principal's Registration Rights Agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.5	Investor Relations Consulting Agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
10.6	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006).
10.7	Form of Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on May 23, 2007).
10.8	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on May 23, 2007).
10.9	Form of Warrant (incorporated by reference to the Form 8-K filed on May 23, 2007).
10.10	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008).
10.11	Form of Warrant (incorporated by reference to the Form 8-K filed on March 28, 2008).
10.12	Form of Lock up Agreement (incorporated by reference to the Form 8-K filed on March 28, 2008).
10.13	Form of Amended and Restated Warrant (incorporated by reference to the Form 8-K filed on August 4, 2008).
10.14	Employment Contract Paul A. Simmons (incorporated by reference to the Form 8-K filed on September 5, 2008).
10.15	Broker’s Warrant (incorporated by reference to the Form S-1 filed on March 24, 2009).
10.16	Code of Ethics (incorporated by reference to the Form S-1 filed on March 24, 2009).
10.17	Amended and Restated 2006 Stock Option Plan, May 29, 2008 (incorporated by reference to the Form 10-K filed on March 25, 2009).
10.18

Agency Agreement, dated as of July 13, 2009, by and among the Company, Bolder Investment Partners Ltd., Union Securities Ltd. and Paradigm Capital Inc. (incorporated by reference to the Form 8-K filed on July 14, 2009).

10.19

Registration Rights Agreement, dated as of July 13, 2009, by and among the Company, Paradigm Capital Inc., Bolder Investment Partners Ltd. and Union Securities Ltd. (incorporated by reference to the Form 8-K filed on July 14, 2009).

10.20	Form of Warrant (incorporated by reference to the Form 8-K filed on July 14, 2009).
10.21	Form of Compensation Option (incorporated by reference to the Form 8-K filed on July 14, 2009).
10.22	Project Transfer Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010).

10.23	Co-development and Licensing Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010).
10.24	Form of Amended and Restated Warrant (incorporated by reference to the Form 8-K filed on July 29, 2010).
10.25	Agency Agreement, dated as of August 27, 2010, between the Company and Bolder Investment Partners, Ltd. (incorporated by reference to the Form 8-K filed on August 30, 2010).
10.26	Registration Rights Agreement, dated as of August 27, 2010, by and among the Company and the purchasers pursuant to the offering (incorporated by reference to the Form 8-K filed on August 30, 2010).
10.27	Form of Warrant (incorporated by reference to the Form 8-K filed on August 30, 2010).
10.28	Form of Compensation Option (incorporated by reference to the Form 8-K filed on August 30, 2010).
10.29	Co-Development and Commercialization Agreement with RedHill Biopharma Ltd. (incorporated by reference to the Form 10- Q filed on November 9, 2010).
10.30	Amended and Restated 2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 15, 2010).
10.31	Form of Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on June 3, 2011).
10.32	Form of Warrant (incorporated by reference to the Form 8-K filed on June 3, 2011).
10.33	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on June 3, 2011).
16.1	Letter on change in certifying accountant (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006).
23.1	Consent of Hodgson Russ LLP (included in Exhibit 5.1)*
23.2	Consent of RSM Richter Chamberland, LLP*

* Filed herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the Company is relying on Rule 430B:

(i) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St-Laurent, Province of Quebec, on July 11, 2011.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Horst G. Zerbe
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Paul A. Simmons
Paul A. Simmons
Chief Financial Officer (Principal Financial and
Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst Zerbe his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Horst G. Zerbe	Chief Executive Officer, President and Director	July 11, 2011
Horst G. Zerbe

/s/ Paul A. Simmons	Chief Financial Officer	July 11, 2011
Paul A. Simmons

/s/ J. Bernard Boudreau	Director	July 11, 2011
J. Bernard Boudreau

/s/ Ian Troup	Director	July 11, 2011
Ian Troup

/s/ Bernd J. Melchers	Director	July 11, 2011
Bernd J. Melchers

/s/ John Marinucci	Director	July 11, 2011
John Marinucci

/s/ Rajiv Khosla	Director	July 11, 2011
Rajiv Khosla